UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

QUANTA SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

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QUANTA SERVICES, INC.

2800 Post Oak Boulevard, Suite 2600

Houston, TX 77056

(713) 629-7600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2015

To our Stockholders:

The Annual Meeting of Stockholders of Quanta Services, Inc. (“Quanta”) will be held in the Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056, on May 21, 2015 at 9:00 a.m. local time. At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.	Election of ten directors nominated by our Board of Directors;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015;

3.	Approving, by non-binding advisory vote, Quanta’s executive compensation; and

4.	Acting upon any other matters that are properly brought before the meeting, or any adjournments or postponements of the meeting, by or at the direction of the Board of Directors.

Our stockholders of record at the close of business on March 23, 2015 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

Carolyn M. Campbell

Corporate Secretary

Houston, Texas

April 9, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2015:

The Notice, Proxy Statement and

2014 Annual Report to Stockholders

are available at www.proxyvote.com.

QUANTA SERVICES, INC.

2800 Post Oak Boulevard, Suite 2600

Houston, TX 77056

(713) 629-7600

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2015

We are distributing and making available this Proxy Statement, the form of proxy or voting instructions and our 2014 Annual Report beginning on or about April 9, 2015.

We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors (“Board”) to be voted at the 2015 Annual Meeting of Stockholders of Quanta Services, Inc., a Delaware corporation, sometimes referred to as the Company, Quanta, us, we or like terms. The annual meeting will be held in Houston, Texas on Thursday, May 21, 2015, at 9:00 a.m. local time. The proxy materials, including this proxy statement, the form of proxy or voting instructions and our 2014 annual report, are being distributed and made available on or about April 9, 2015.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to most of our stockholders on or about April 9, 2015. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a timelier manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the meeting?

The meeting will be Quanta’s regular annual meeting of stockholders, and stockholders will be asked to vote on the following matters:

•	election of ten directors nominated by our Board;

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015; and

•	approval, by non-binding advisory vote, of Quanta’s executive compensation.

How does the Board recommend that stockholders vote?

The Board recommends that stockholders vote as follows:

•	FOR the election of all nominees as directors;

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015; and

•	FOR the advisory resolution approving Quanta’s executive compensation.

General Information

When and where is the annual meeting?

The annual meeting will be held in the Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056, on May 21, 2015 at 9:00 a.m. local time.

Who can attend the meeting?

All stockholders of record as of March 23, 2015, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:30 a.m. on May 21, 2015. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. To obtain directions to the meeting, please contact our Corporate Secretary at 713-629-7600.

If you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

Who is entitled to vote at the meeting?

Holders of record of (i) our Common Stock, par value $0.00001 per share, (ii) our Series F Preferred Stock, par value $0.00001 per share, and (iii) our Series G Preferred Stock, par value $0.00001 per share, respectively, at the close of business on March 23, 2015, the record date for the meeting, are entitled to notice of and to vote at the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or at any adjournments or postponements of the meeting, unless a new record date is then set.

As of March 23, 2015, there were 204,430,017 shares of our Common Stock, one share of our Series F Preferred Stock, and one share of our Series G Preferred Stock, respectively, outstanding and entitled to vote.

What are the voting rights of the holders of Common Stock, Series F Preferred Stock and Series G Preferred Stock?

Each share of Common Stock is entitled to one vote on each matter on which it may vote. The share of Series F Preferred Stock is entitled to a number of votes equal to the number of outstanding Class A non-voting exchangeable common shares of our wholly-owned subsidiary, Valard Construction Ltd., a British Columbia corporation, on each matter on which it may vote. Valard Construction Ltd. had 3,500,000 Class A non-voting exchangeable common shares outstanding on March 23, 2015. The share of Series G Preferred Stock is entitled to a number of votes equal to the number of outstanding Class A non-voting exchangeable common shares of our wholly-owned subsidiary, Northstar Energy Services Inc., an Alberta corporation, on each matter on which it may vote. Northstar Energy Services Inc. had 899,858 Class A non-voting exchangeable common shares outstanding on March 23, 2015.

Holders of Common Stock, Series F Preferred Stock and Series G Preferred Stock vote together as a single class on all matters. The required vote to approve each item to be voted on at the meeting is described below.

What vote is required to approve each item to be voted on at the meeting?

Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes

2015 Proxy Statement	2

General Information

cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the meeting and the Board accepts his or resignation following the meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in Quanta’s Corporate Governance Guidelines, which are available on our website at www.quantaservices.com.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Series F Preferred Stock and Series G Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on that proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on such proposal.

Advisory approval of the resolution on Quanta’s executive compensation requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Series F Preferred Stock and Series G Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on that proposal. Abstentions will have the same effect as a vote against the resolution. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this vote are not binding on the Board, whether or not the proposal is adopted by the aforementioned voting standard. In evaluating the vote on this resolution, the Board intends to consider the voting results in their entirety.

Any other matter properly brought before the meeting will be decided by the affirmative vote of a majority of the voting power of the shares of Common Stock, Series F Preferred Stock and Series G Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on the matter.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Quanta in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Can I vote my stock by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the annual meeting.

2015 Proxy Statement	3

General Information

How can I access the proxy materials over the Internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the annual meeting on the Internet. Our proxy materials are available at www.proxyvote.com.

How do I vote?

You may vote by any of the following methods:

(i) Internet. Vote on the Internet at www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 20, 2015.

(ii) Telephone. Vote by telephone by following the instructions on the Notice or, if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 20, 2015.

(iii) Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 20, 2015.

(iv) Meeting. You may attend and vote at the annual meeting. The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the annual meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the annual meeting if you later decide to attend in person. If your stock is held in street name (for example, held in the name of a bank, broker, or other nominee), you must obtain a proxy executed in your favor from your bank, broker or other holder of record to be able to vote in person at the annual meeting.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No, you do not need to return your proxy card if you vote by telephone or Internet.

If I vote by mail, telephone or Internet, may I still attend the annual meeting?

Yes, you may attend the annual meeting even if you have voted by mail, telephone or Internet.

Can I change my vote?

Yes. You may revoke your proxy before the voting polls are closed at the annual meeting, by the following methods:

•

voting at a later time by Internet on the website www.proxyvote.com until 11:59 p.m. (Eastern Time) on May 20, 2015 (not available to the holders of Series F Preferred Stock or Series G Preferred Stock);

2015 Proxy Statement	4

General Information

•

voting at a later time by telephone, following the instructions included with your Notice or proxy card, until 11:59 p.m. (Eastern Time) on May 20, 2015 (not available to the holders of Series F Preferred Stock or Series G Preferred Stock);

•	voting in person, or giving notice to the inspector of elections, at the annual meeting; or

•	signing, dating and delivering to Quanta’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy.

The powers of the proxy holders will be revoked with respect to your shares if you attend the meeting in person and vote your shares in person by completing a written ballot. Attendance at the meeting will not by itself revoke a previously granted proxy. If you are a street name stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

What is the effect of an advisory vote?

Because your vote with respect to approval of our named executive officer compensation is advisory, it will not be binding upon the Board. However, our Compensation Committee and the Board will take the outcome of the vote into account when considering future compensation arrangements for our executive officers.

What constitutes a quorum?

The holders of shares representing both (i) a majority of the aggregate outstanding shares entitled to vote, and (ii) a majority of the aggregate voting power of Common Stock, Series F Preferred Stock and Series G Preferred Stock entitled to vote must be present, in person or by proxy, to constitute a quorum to transact business at the annual meeting.

As of March 23, 2015, there were 204,430,017 shares of our Common Stock with aggregate voting power of 204,430,017 votes, one share of our Series F Preferred Stock with aggregate voting power of 3,500,000 votes, and one share of our Series G Preferred Stock with aggregate voting power of 899,858 votes, respectively, outstanding and entitled to vote.

Your stock is counted as present at the annual meeting if you attend the annual meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum at the meeting.

What are broker non-votes?

The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ stock held in street name on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when the brokers have not received voting instructions from their customers. However, the NYSE does not allow brokers to vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

What routine matters will be voted on at the annual meeting?

Ratification of the appointment of our independent registered public accounting firm is the only matter to be voted on at the meeting on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

2015 Proxy Statement	5

General Information

What non-routine matters will be voted on at the annual meeting?

The election of directors and the advisory vote on executive compensation are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

What is the effect of not casting a vote?

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the matters that properly come before the meeting. If you hold your shares in street name, and you do not instruct your broker, bank or other nominee how to vote in the election of directors, the advisory vote to approve executive compensation or any other non-routine matter, no votes will be cast on your behalf on such matters, but your broker, bank or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

Where can I find the voting results of the annual meeting?

We plan to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K or an amendment thereto timely filed with the SEC. You may access or obtain a copy of this and other reports free of charge on the Company’s website at www.quantaservices.com or by contacting our investor relations department at investors@quantaservices.com. Also, the referenced Current Report on Form 8-K, any amendments thereto and other reports filed by Quanta with the SEC are available to you on the SEC’s website at www.sec.gov.

Who pays for the proxy solicitation related to the annual meeting?

The proxies being solicited hereby are being solicited by Quanta. The costs of soliciting proxies hereby, which may include the cost of preparing, printing and mailing the proxy materials, will be borne by Quanta. Our officers, directors and employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile, postings on our website or other electronic means. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of our Common Stock and obtain their voting instructions. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our Common Stock. Quanta has not engaged an outside proxy solicitor for the annual meeting.

Can I get more than one copy of the proxy materials if multiple stockholders are located at my address?

In some instances, only one proxy statement and annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one of those stockholders. Quanta undertakes to promptly deliver upon request a separate copy of such materials to any stockholder at a shared address to which a single copy of the documents was delivered. Stockholders sharing an address may also request delivery of a single copy of the proxy materials, but in such event will still receive separate proxies for each account. To request separate or single delivery of these materials now or in the future, stockholders should notify Quanta by contacting the Corporate Secretary in writing at Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056 or by phone at 713-629-7600.

What if I receive more than one proxy card?

If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one proxy card. We encourage you to vote each proxy card that you receive.

2015 Proxy Statement	6

Security Ownership of Certain

Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of April 1, 2015, unless otherwise indicated, with respect to each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock, Series F Preferred Stock or Series G Preferred Stock. Except as indicated otherwise, the beneficial owners named below have sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class(1)

The Vanguard Group, Inc.	Common Stock	15,961,026	(2)	7.8%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

BlackRock, Inc.	Common Stock	12,184,270	(3)	6.0%
40 East 52nd Street
New York, New York 10022

12988672 Alberta Ltd.(4)	Common Stock	296,841		*

Victor Budzinski, Trustee(4)	Series F	1	(5)	100.0%
708 Hollingsworth Green	Preferred Stock
Edmonton, Alberta T6R 3G6

1144809 Alberta Ltd.(6)	Series G	1	(7)	100.0%
Box 23264	Preferred Stock
Grand Prairie, Alberta T8V 7G7

*	Percentage of shares does not exceed 1%.

(1)

The percent of class beneficially owned is calculated based on (i) with respect to our Common Stock, 204,495,383 shares, (ii) with respect to our Series F Preferred Stock, one share, and (iii) with respect to our Series G Preferred Stock, one share, in each case issued and outstanding as of April 1, 2015. In addition, if a person has the right to acquire beneficial ownership of shares within 60 days following April 1, 2015, those shares are deemed beneficially owned by that person as of that date and are deemed to be outstanding solely for the purpose of determining the percentage of Common Stock that he or she owns. Those shares are not included in the computations for any other person.

(2)

Based on Schedule 13G/A (Amendment No. 4) filed on February 10, 2015 by The Vanguard Group, Inc. (“Vanguard”), an investment adviser, which has sole voting power over 373,309 shares, sole dispositive power over 15,612,517 shares, and shared dispositive power over 348,509 shares. The Schedule 13G/A (Amendment No. 4) further indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 289,909 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 142,000 shares as a result of its serving as investment manager of Australian investment offerings.

(3)

Based on Schedule 13G/A (Amendment No. 5) filed on February 9, 2015 by BlackRock, Inc., a parent holding company for a number of investment management subsidiaries, which has sole voting power with respect to 10,538,613 shares and sole dispositive power over all 12,184,270 shares.

(4)

As of April 1, 2015, Victor Budzinski, record owner of one share of Series F Preferred Stock, owned 100% of the equity interest in 12988672 Alberta Ltd., an Alberta corporation and record owner of 296,841 shares of our Common Stock.

2015 Proxy Statement	7

Security Ownership of Certain

Beneficial Owners and Management

(5)	As of April 1, 2015, the one issued and outstanding share of our Series F Preferred Stock had voting rights equivalent to 3,500,000 shares, or 1.7%, of our Common Stock.

(6)	As of April 1, 2015, Jay Gunnarson owned 100% of the equity interest in 1144809 Alberta Ltd., an Alberta corporation and record owner of one share of Series G Preferred Stock.

(7)	As of April 1, 2015, the one issued and outstanding share of our Series G Preferred Stock had voting rights equivalent to 899,858 shares, or 0.4%, of our Common Stock.

Security Ownership of Management

The following table sets forth, as of April 1, 2015, the number of shares of Common Stock beneficially owned by (i) each of our directors and director nominees, (ii) each of our named executive officers listed in the 2014 Summary Compensation Table (collectively, the “NEOs”), and (iii) all of our directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)		Percent of Class
Directors:(3)
Vincent D. Foster	234,858	(4)(5)	*
Bruce Ranck	94,325	(4)(6)	*
Louis C. Golm	85,127	(4)(5)(6)	*
James R. Ball	56,189	(4)(5)(6)	*
Bernard Fried	47,700	(4)(5)(6)	*
J. Michal Conaway	24,723	(4)(5)	*
Worthing F. Jackman	21,513	(4)(5)	*
Pat Wood, III	16,506	(4)(5)	*
Margaret B. Shannon	11,639	(4)	*
Named Executive Officers:
James F. O’Neil III	210,553	(5)(7)	*
Earl C. (Duke) Austin, Jr	128,619	(5)(6)(7)	*
Derrick A. Jensen	111,859	(5)(7)	*
Jesse E. Morris	6,349	(5)(7)	*
Steven J. Kemps	1,453	(7)	*
Eric B. Brown	—	(8)	*
All directors and executive officers as a group (19 persons)	1,124,957	(4)(5)(6)(7)	*

*	Percentage of shares does not exceed 1%.

(1)

The percent of class beneficially owned is calculated based on 204,495,383 shares of our Common Stock issued and outstanding as of April 1, 2015, adjusted as required by the rules promulgated by the SEC. Shares of Common Stock that may be acquired upon vesting of restricted stock units (“RSUs”) within 60 days of April 1, 2015 and vested RSUs that are not yet settled are deemed outstanding and beneficially owned by the person holding such RSUs for purposes of computing the number of shares and percentage beneficially owned, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(2)

Except as otherwise indicated, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(3)	Mr. O’Neil is an executive officer and director of Quanta, but his beneficial ownership is reported with the executive officers.

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Security Ownership of Certain

Beneficial Owners and Management

(4)

Includes shares that may be acquired upon vesting of RSUs within 60 days of April 1, 2015 as follows: 6,511 shares for Mr. Ranck; 4,108 shares for each of the other non-employee directors; and 39,375 shares for all directors and executive officers as a group.

(5)

Includes RSUs that have vested or that will vest within 60 days of April 1, 2015 and for which settlement has been or will be deferred, as applicable, pursuant to the deferred compensation plans maintained by Quanta as follows: 8,953 shares for each of Messrs. Foster, Golm, Fried, Jackman and Wood; 6,531 shares for Mr. Ball; 7,306 shares for Mr. Conaway; 95,827 shares for Mr. O’Neil; 38,738 shares for Mr. Austin; 24,867 shares for Mr. Jensen; 5,261 shares for Mr. Morris; and 228,088 shares for all directors and executive officers as a group.

(6)

Includes shares held by family trusts or family limited partnerships as to which the named person and his or her spouse have shared voting and investment power as follows: 87,814 shares for Mr. Ranck; 76,174 shares for Mr. Golm; 47,236 shares for Mr. Ball; 38,747 shares for Mr. Fried; 20,000 shares for Mr. Austin; and 269,971 shares for all directors and executive officers as a group.

(7)

Does not include shares underlying performance units that are scheduled to vest, to the extent performance objectives are achieved, on either December 31, 2016 or December 31, 2017 as follows: 142,453 units for Mr. O’Neil; 50,293 units for Mr. Austin; 37,213 units for Mr. Jensen; 11,196 units for Mr. Morris; 18,561 units for Mr. Kemps; and 281,105 units for all directors and officers as a group.

(8)

Mr. Brown ceased to serve as an executive officer as of September 15, 2014, and therefore any shares beneficially owned by Mr. Brown are excluded from the total for all directors and executives as a group.

2015 Proxy Statement	9

Quanta Board of Directors

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of ten directors, whose current terms of office all expire at the 2015 annual meeting. The Board proposes that the following ten nominees be elected for a new term of one year or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to serve if elected. If a nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The director nominees standing for election are:

Name	Age	Position(s) with Quanta	Director Since
James R. Ball	72	Director	1998
J. Michal Conaway	66	Director	2007
Vincent D. Foster	58	Director	1998
Bernard Fried	58	Director	2004
Louis C. Golm	73	Director	2002
Worthing F. Jackman	50	Director	2005
James F. O’Neil III	56	President, Chief Executive Officer and Director	2011
Bruce Ranck	66	Chairman of the Board	2005
Margaret B. Shannon	65	Director	2012
Pat Wood, III	52	Director	2006

James R. Ball has been a member of the Board of Directors since 1998 and is a private investor. He previously served in various management positions with Vista Chemical Company for over twenty-five years, most recently as Chief Executive Officer and President from 1992 until his retirement in 1995. He also previously served as a director of Kraton Polymers, LLC from 2004 to 2008, ABS Group Inc. from 2003 to 2005, The Carbide/Graphite Group, Inc. from 1994 to 2002, and Rexene Corporation from 1996 to 1997. Mr. Ball holds a Bachelor of Science in Mathematics degree and a Master of Science in Management degree. The Board believes Mr. Ball’s qualifications to serve on the Board include his over twenty-five years of management experience, including three years as a chief executive officer, his years of service on boards of other public companies, and his extensive experience with corporate governance, financial analysis, business strategy and management.

J. Michal Conaway has been a member of the Board of Directors since August 2007. He has served as the Chief Executive Officer of Peregrine Group, LLC, an executive consulting firm, since 2002. Mr. Conaway has been providing consulting and advisory services since 2000. Prior to 2000, Mr. Conaway held various management and executive positions, including serving as Chief Financial Officer of Fluor Corporation, an engineering, procurement, construction and maintenance services provider. Since 2008, Mr. Conaway has served as a director of GT Advanced Technologies, Inc., formerly known as GT Solar International, Inc. He previously served as a director of InfraSource Services, Inc. from February 2006 to August 2007 and Cherokee International Corporation from April 2008 to November 2008. Mr. Conaway holds an M.B.A. degree and is a Certified Public Accountant. The Board believes Mr. Conaway’s qualifications to serve on the Board include his prior service as the chief financial officer of multiple public corporations, including those within Quanta’s line of business, his years of service on boards of other public and private companies, his extensive financial and accounting expertise, and his advisory experience in strategic, operational and financial matters.

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Quanta Board of Directors

Vincent D. Foster has been a member of the Board of Directors since 1998. He has served as Chairman of the Board and Chief Executive Officer of Main Street Capital Corporation, a specialty investment company, since March 2007. He also has served as Senior Managing Director of Main Street Capital Partners, LLC (and its predecessor firms), a private investment firm, since 1997. Mr. Foster has served as a director of Team Industrial Services, Inc. since 2005. Mr. Foster previously served as a director of U.S. Concrete, Inc. from 1999 to 2010, Carriage Services, Inc. from 1999 to 2011, and HMS Income Fund, Inc. from June 2012 to March 2013. Mr. Foster holds a J.D. degree and is a Certified Public Accountant. The Board believes Mr. Foster’s qualifications to serve on the Board include his significant contributions and service to Quanta since its inception, his experience as chief executive officer of a public corporation, his many years of service on boards of other public companies and his extensive tax, accounting, merger and acquisitions, financial and corporate governance expertise.

Bernard Fried has been a member of the Board of Directors since March 2004. Since June 2012, he has served as the Executive Chairman of OpTerra Energy Group, an energy conservation measures services provider. Mr. Fried continues to serve, since March 2011, as the Executive Chairman of Energy Solutions International, a software provider to the pipeline industry, and he has also been an independent consultant. He previously served as Chief Executive Officer and President of Siterra Corporation, a software services provider, from May 2005 to March 2011. Mr. Fried served as Chief Executive Officer and President of Citadon, Inc., a software services provider, from 2001 until November 2003, and Chief Financial Officer and Managing Director of Bechtel Enterprises, Inc. from 1997 until 2000. Mr. Fried holds a Bachelor of Engineering degree and an M.B.A. degree. The Board believes Mr. Fried’s qualifications to serve on the Board include his executive management experience, including at companies within Quanta’s line of business, his years of service on boards of public and private companies, and his extensive executive-level experience in operations, engineering, construction, project management, finance and international business.

Louis C. Golm has been a member of the Board of Directors since July 2002 and from May 2001 until May 2002. He has been an independent consultant and senior advisor to the telecommunications and information management industries since 1999. Mr. Golm holds a Master of Science in Management degree and an M.B.A. degree. The Board believes Mr. Golm’s qualifications to serve on the Board include his numerous years of executive management experience, including as chief executive officer of a large telecommunications company, his years of service as a director of other public and private companies, and his insight regarding sales and marketing, accounting/finance, risk mitigation and strategic development.

Worthing F. Jackman has been a member of the Board of Directors since May 2005. He has served as Executive Vice President - Chief Financial Officer of Waste Connections, Inc., an integrated solid waste services company, since September 2004 and served as its Vice President - Finance and Investor Relations from April 2003 until August 2004. From 1991 until April 2003, Mr. Jackman held various positions with Deutsche Bank Securities, Inc., an investment banking firm, most recently serving as a Managing Director, Global Industrial and Environmental Services Group. Mr. Jackman holds an M.B.A. degree. The Board believes Mr. Jackman’s qualifications to serve on the Board include his experience as the chief financial officer of a public corporation and his investment banking experience, as well as his extensive financial and accounting expertise.

James F. O’Neil III has been a member of the Board of Directors and has served as our President and Chief Executive Officer since May 2011. He previously served as our President and Chief Operating Officer from October 2008 to May 2011, our Senior Vice President of Operations Integration and Audit from December 2002 to October 2008, and our Vice President of Operations Integration from August 1999 to December 2002. Mr. O’Neil holds a Bachelor of Science in Civil Engineering degree. The Board believes Mr. O’Neil’s qualifications to serve on the Board include his significant contributions to Quanta in strategy, mergers and acquisitions and internal audit, his operational and safety leadership service with Quanta, including as its President and Chief Executive Officer, his technical expertise, and his extensive knowledge of the industries Quanta serves.

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Quanta Board of Directors

Bruce Ranck has been a member of the Board of Directors since May 2005 and Chairman of the Board since May 2013. He has been a partner with Bayou City Partners, a venture capital firm, since 1999. Mr. Ranck served as Chief Executive Officer of Tartan Textile Services, Inc., a healthcare linen services provider, from August 2003 until April 2006. From 1970 until 1999, he held various positions with Browning-Ferris Industries, Inc., a provider of waste management services, most recently as Chief Executive Officer and President. Mr. Ranck served as a director of Dynamex Inc. from 2002 until February 2011. He received a Bachelor of Arts degree from Michigan State University in 1970. The Board believes Mr. Ranck’s qualifications to serve on the Board include his executive management experience, including as chief executive officer of a large public corporation, his extensive acquisition integration experience, and his years of service on boards of other public and private companies.

Margaret B. Shannon has been a member of the Board of Directors since December 2012. She served as Vice President and General Counsel of BJ Services Company, an international oilfield services company, from 1994 to 2010, when it was acquired by Baker Hughes Incorporated. Prior to 1994, she was a partner with the law firm of Andrews Kurth LLP. Ms. Shannon has served on the board of directors of Matador Resources Company, an exploration and production company, since June 2011. In addition, she is active in several not-for-profit organizations in Houston. Ms. Shannon received her J.D. cum laude from Southern Methodist University Dedman School of Law in 1976 and her Bachelor of Arts degree from Baylor University in 1971. The Board believes Ms. Shannon’s qualifications to serve on the Board include vast experience in the energy industry, as well as in corporate governance, and her years of service on boards of other public and private companies.

Pat Wood, III has been a member of the Board of Directors since May 2006. He has served as a Principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 until July 2005, Mr. Wood served as Chairman of the Federal Energy Regulatory Commission. From 1995 until 2001, he chaired the Public Utility Commission of Texas. Prior to 1995, Mr. Wood was an attorney with Baker Botts L.L.P., a global law firm, and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. Mr. Wood has served as a director of SunPower Corporation since 2005, non-executive chairman of the board of directors of Dynegy, Inc. since October 2012 and director of Memorial Resource Development since June 2014. Mr. Wood previously served as a director of First Wind Holdings Inc. from 2010 to June 2012. Mr. Wood holds a Bachelor of Science in Civil Engineering degree and a J.D. degree. The Board believes Mr. Wood’s qualifications to serve on the Board include his significant strategic and operational management experience, his unique perspective and extensive knowledge with regard to the legal and regulatory process and policy development at the government level, his years of service as a director of other public and private companies, and his energy infrastructure development expertise.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

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Corporate Governance

We are committed to having sound corporate governance practices that maximize stockholder value in a manner consistent with legal requirements and the highest standard of integrity. In that regard, the Board has adopted guidelines that provide a framework for the governance of Quanta. In addition, we continually review these guidelines and regularly monitor developments in the area of corporate governance. Our Corporate Governance Guidelines are posted on our website at www.quantaservices.com under the heading “Investors & Media / Corporate Governance.”

Board Leadership Structure

The Board believes that the leadership structure of Quanta’s Board should include either an independent non-executive Chairman of the Board or a Lead Director who satisfies Quanta’s standards for independence. The Board believes that the appointment of a Lead Director achieves many of the benefits claimed to result from the separation of the Chairman of the Board and the CEO roles. The Board reviews its leadership structure from time to time to assess whether it continues to serve the best interests of Quanta and its stockholders. The Board believes that this approach provides flexibility to adapt to changing circumstances, enabling the Board to fulfill its oversight role and allowing the Board to review the manner in which its leadership is configured with a view toward maintaining a structure that best serves Quanta and its stockholders.

Chairman of the Board

Quanta’s Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board, who may but need not be an employee of Quanta. The Chairman of the Board presides over all regular sessions of the Board and Quanta’s annual meetings of stockholders. With input from the CEO (if the Chairman is an independent director), or in consultation with the Lead Director (if the Chairman is not an independent director), the Chairman sets the agenda for Board meetings, subject to the right of each Board member to suggest the inclusion of item(s) on any agenda. The Chairman of the Board may vote at any meeting of the Board on any matter called to a vote, subject to the legal, fiduciary and governance requirements applicable to all members of the Board. If the Chairman of the Board is an independent director, the duties and responsibilities of the Chairman of the Board generally include the following:

•	working with the CEO to ensure directors receive timely, accurate, and complete information to enable sound decision making, effective monitoring and advice;

•	encouraging active engagement of all directors;

•	directing discussions toward a consensus view and summarizing discussions for a complete understanding of what has been agreed;

•	encouraging the Board’s involvement in strategic planning and monitoring the CEO’s implementation;

•	coordinating, monitoring and maintaining a record of all meetings of independent directors and discussing Board executive session results with the CEO;

•	promoting effective relationships and open communication between the independent directors and the management team;

•	coordinating, together with the Compensation Committee, the formal evaluation of the CEO on an annual basis;

•	coordinating, together with the Governance and Nominating Committee, the succession plans for the CEO;

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Corporate Governance

•	identifying matters specifically reserved for the decision of the Board and ensuring that the Board sets appropriate levels of authority for management;

•	coordinating, together with the Governance and Nominating Committee, a process for the annual evaluation of the Board, its members and its committees; and

•	reviewing management’s investor relations strategy and participating, where appropriate, in its implementation.

Additional duties and responsibilities of the Chairman of the Board may be established from time to time by the Board and the Governance and Nominating Committee of the Board.

In May 2014, the Board re-appointed Bruce Ranck, an independent director, as non-executive Chairman of the Board to serve as such until his successor is duly elected and qualified at the next annual meeting of the Board or until his earlier resignation or removal. Mr. Ranck has served as Quanta’s non-executive Chairman of the Board since his initial appointment in May 2013. The Board may modify this structure in the future to ensure that the Board leadership structure for Quanta remains effective and advances the best interests of our stockholders.

Lead Director

In the event the Chairman of the Board is not an independent director, our Corporate Governance Guidelines provide that a Lead Director will be elected exclusively by the independent directors. The Lead Director must be an independent director and will assist the Chairman of the Board and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board. A Lead Director is responsible for ensuring that the quality, quantity and timeliness of the flow of information between management and the Company and the Board enables the Board to fulfill its functions and fiduciary duties in an efficient and effective manner. In addition, the Lead Director will coordinate the activities of the other independent directors, preside over the Board when the Chairman of the Board is not present, consult with the Chairman of the Board as to agenda items for Board and committee meetings, and perform such other duties and responsibilities as the Board deems appropriate.

The Board’s Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of long-term organizational objectives and enhance stockholder value. The annual enterprise risk management assessment, led by Quanta’s President and Chief Executive Officer, provides visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. In this process, risk is assessed throughout the business, including operational, financial, legal, regulatory, strategic and reputational risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in setting Quanta’s business strategy, both short-term and long-term, is a key part of its understanding of Quanta’s risks and what constitutes an appropriate level of risk for Quanta as well as how such risks are managed.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. Specifically, the Audit Committee focuses on risks relating to financial reporting, internal controls and compliance with legal and regulatory requirements. In addition, the Compensation Committee focuses on risks relating to Quanta’s compensation policies and programs and, in setting compensation, strives to create incentives that are aligned with Quanta’s

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Corporate Governance

risk management profile. Quanta’s Governance and Nominating Committee focuses on risks relating to Quanta’s corporate governance and Board membership and structure and also conducts an annual assessment of the risk management process and reports its findings to the Board. Finally, Quanta’s Investment Committee focuses on risks associated with prospective acquisitions, dispositions and investments, as well as capital investment strategies.

Board Independence

As of the date of this Proxy Statement, the Board is composed of ten directors. The Board has determined that Messrs. Ball, Conaway, Foster, Fried, Golm, Jackman, Ranck and Wood and Ms. Shannon have no material relationship with Quanta (either directly or as a partner, stockholder or officer of an organization that has a relationship with Quanta) and are “independent” within the meaning of the NYSE’s corporate governance listing standards. The Board has made this determination based in part on its finding that these independent directors meet the categorical standards for director independence set forth in our Corporate Governance Guidelines and in the NYSE corporate governance listing standards. Our Corporate Governance Guidelines, which include our categorical standards for director independence, are posted on our website at www.quantaservices.com under the heading “Investors & Media / Corporate Governance.” With nine directors deemed independent, the Board maintains a percentage of independent directors serving on the Board substantially above the NYSE requirement that a majority of directors be independent.

Executive Sessions of Non-Management Directors

In accordance with the NYSE corporate governance listing standards, our non-management directors, each of whom is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines, meet in executive session without management at each regularly scheduled Board meeting.

Director Meetings

During the year ended December 31, 2014, the Board held eight meetings. All directors attended at least 75% of the meetings of the Board and the committees of the Board, if any, on which they served during the periods for which they have served as a director. We encourage, but do not require, the members of the Board to attend the annual meeting of stockholders. Last year, all directors attended the annual meeting of stockholders.

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Corporate Governance

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Investment Committee. The Board has examined the composition of each standing committee and has determined that each member of these committees is “independent” within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines. Each standing committee operates under a formal charter adopted by the Board that governs its responsibilities. The committee charters are posted on our website at www.quantaservices.com under the heading “Investors & Media / Corporate Governance.” The current membership and the number of meetings held during the last fiscal year and the primary responsibilities of each standing committee are set forth below:

Audit Committee

•         Monitoring the quality and integrity of Quanta’s financial statements

•         Appointing and compensating the independent registered public accounting firm

•         Considering the independence and assessing the qualifications of the independent registered public accounting firm

•         Reviewing the performance of Quanta’s internal audit function and the independent registered public accounting firm

Number of Meetings During 2014: 15
Committee Members
Prior to May 22, 2014	After May 22, 2014
James R. Ball (I)(F) J. Michal Conaway (I)(F) Bernard Fried (C)(I)(F) Worthing F. Jackman (I)(F)	James R. Ball (I)(F) Vincent D. Foster (I) Bernard Fried (C)(I)(F) Worthing F. Jackman (I)(F)

Compensation Committee

•         Overseeing the administration of Quanta’s incentive compensation plans, including the issuance of awards pursuant to equity-based incentive plans

•         Reviewing and approving salaries, bonuses, equity-based awards and other compensation of all executive officers and other management of Quanta and its subsidiaries

•         Reviewing and approving executive officer employment agreements and other compensation arrangements

Number of Meetings During 2014: 7
Committee Members
Prior to May 22, 2014	After May 22, 2014
Vincent D. Foster (I) Louis C. Golm (C)(I) Margaret B. Shannon (I) Pat Wood, III (I)	Bernard Fried (I) Louis C. Golm (C)(I) Margaret B. Shannon (I) Pat Wood, III (I)

(C)	Chairman of the Committee
(F)	Audit Committee Financial Expert within the meaning of SEC regulations, as determined by the Board
(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

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Corporate Governance

Governance and Nominating Committee

•         Developing, recommending and periodically reviewing corporate governance principles applicable to the Board and Quanta

•         Establishing qualifications for membership on the Board and its committees and evaluating the structure of the Board

•         Making recommendations to the Board regarding persons to be nominated for election or re-election to the Board and appointment of directors to Board committees

•         Evaluating policies regarding the recruitment of directors

•         Making recommendations to the Board regarding persons to be elected as executive officers of Quanta and periodically reviewing the development of executive officers and succession planning

•         Making recommendations to the Board regarding compensation and benefits for non-employee directors

Number of Meetings During 2014: 5
Committee Members
J. Michal Conaway (C)(I) Louis C. Golm (I) Margaret B. Shannon (I) Pat Wood, III (I)

Investment Committee

•         Considering and approving certain acquisitions, investments and dispositions by Quanta, including the terms, transaction structure, and the form and amount of consideration

•         Evaluating certain capital expenditures by Quanta

•         Monitoring ongoing activities in connection with certain investments and acquisitions

•         Tracking certain completed acquisitions and investments

•         Conducting a qualitative and quantitative review of certain historical acquisitions

•         Assessing policies regarding transactions that hedge certain commodity, interest rate, currency and other business risks

Number of Meetings During 2014: 7
Committee Members
Prior to May 22, 2014	After May 22, 2014
James R. Ball (C)(I) Vincent D. Foster (I) Bernard Fried (I) Worthing F. Jackman (I)	James R. Ball (C)(I) J. Michal Conaway (I) Vincent D. Foster (I) Worthing F. Jackman (I)

(C)	Chairman of the Committee
(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee served as an employee or officer of Quanta or any of its subsidiaries during 2014, was formerly an officer of Quanta or any of its subsidiaries, or had any relationship with Quanta requiring disclosure herein as a related party transaction. Additionally, no executive officers served on the compensation committee or as a director of another company, one of whose executive officers served on Quanta’s Compensation Committee or as a director of Quanta.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees of Quanta and its subsidiaries, including the principal executive officer, principal financial officer and

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Corporate Governance

principal accounting officer or controller. The Code of Ethics and Business Conduct is posted on our website at www.quantaservices.com under the heading “Investors & Media / Corporate Governance.” We intend to post at the above location on our website any amendments or waivers to the Code of Ethics and Business Conduct that are required to be disclosed pursuant to Item 5.05 of Form 8-K.

Communications with the Board

Stockholders and other interested parties may communicate with one or more of our directors, including our non-management directors or independent directors as a group, a committee or the full Board by writing to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056. All communications will be reviewed by the Corporate Secretary and forwarded to one or more of our directors, as appropriate.

Identifying and Evaluating Nominees for Director

The Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance and Nominating Committee will consider candidates for Board membership suggested by incumbent directors, management, third-party search firms and others. The Governance and Nominating Committee will also consider director nominations by stockholders that are made in compliance with the notice provisions and procedures set forth in our bylaws. For a discussion of these requirements, see “Additional Information – Stockholder Proposals and Nomination of Directors for the 2016 Annual Meeting.” All applications, recommendations or proposed nominations for Board membership received by Quanta will be referred to the Governance and Nominating Committee. The manner in which the Governance and Nominating Committee evaluates the qualifications of a nominee for director does not differ if the nominee is recommended by a stockholder.

The Governance and Nominating Committee has the authority to retain, at Quanta’s expense, a third-party search firm to help identify and facilitate the screening and interview process of potential director nominees, and the third-party firm may, among other things, conduct reference checks, prepare a biography of each candidate for the Governance and Nominating Committee to review and help coordinate interviews.

Once the Governance and Nominating Committee has identified a potential director nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the candidate, as well as the committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The committee also may engage a third party to conduct a background check of the candidate. If the committee determines to further pursue the candidate, the committee then will evaluate the extent to which the candidate meets the Board membership qualifications described in “Director Qualifications” below.

In addition, the Governance and Nominating Committee considers other relevant factors it deems appropriate, including the current composition of the Board (including its diversity in experience, background, gender and ethnicity), the balance of management and independent directors, the need for a certain Board committee expertise, and the nature and extent of a candidate’s activities unrelated to Quanta, including service as a director on the boards of other public companies. In connection with this evaluation, the committee determines whether to interview the candidate, and, if warranted, the committee interviews the candidate in person or by telephone. The committee may also ask the candidate to meet with members of Quanta’s management or other Board members. After completing this evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

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Corporate Governance

Director Qualifications

Our Corporate Governance Guidelines contain Board membership qualifications that the Governance and Nominating Committee considers in selecting nominees for our Board. Pursuant to these qualifications, members of the Board should possess the highest standards of personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment, the willingness to speak their mind and the ability to challenge and stimulate management in a constructive manner. In addition, Board members should have diverse experience at policy-making levels that may include business, government, education, technology or non-profit organizations, as well as experience in areas that are relevant to our business. Further, they should have demonstrated leadership skills in the organizations with which they are or have been affiliated.

Members of the Board must also be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. As such, our Corporate Governance Guidelines provide that Board members should not serve on more than three additional public company boards, and Board members that are chief executive officers (or hold an equivalent position) with another public company should not serve on more than one public company board in addition to Quanta’s Board and their own company board. Board members will not be nominated for election to the Board if the election would occur after their 73rd birthday; however, the full Board may make exceptions to the mandatory retirement age in special circumstances. In February 2015, the Governance and Nominating Committee considered the nomination of Mr. Golm for election to the Board after his 73rd birthday, concluding that he continued to meet all of the other qualifications described above and that his continued service on the Board and the Compensation Committee would help facilitate oversight of Quanta’s new executive compensation incentive plans and ensure a smooth transition of the chairmanship of the Compensation Committee. Accordingly, the Governance and Nominating Committee recommended to the Board that Mr. Golm be nominated for election as a director at the 2015 annual meeting. After considering such recommendation and its reasoning, the Board granted an exception to the mandatory retirement age for Mr. Golm in February 2015.

The Governance and Nominating Committee seeks directors representing a broad range of viewpoints and diverse backgrounds, including women and minorities that meet the above qualifications.

Director Compensation

The Governance and Nominating Committee has the responsibility of recommending to the Board compensation and benefits for non-employee directors. The committee is guided by certain director compensation principles set forth in our Corporate Governance Guidelines.

Current Director Compensation

Effective May 23, 2013, at every annual meeting of stockholders at which a non-employee director is elected or re-elected, each such director receives (i) an annual award of RSUs having a value of $140,000 and (ii) the annual cash retainer(s) set forth below for board membership, committee membership, and board/committee leadership to which such non-employee director is appointed:

	Annual Membership Cash Retainer	Annual Cash Retainer Supplement For Committee Chairmanship
Board of Directors	$65,000	N/A
Audit Committee	$15,000	$15,000
Compensation Committee	$10,000	$10,000
Governance and Nominating Committee	$10,000	$10,000
Investment Committee	$10,000	$10,000

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Corporate Governance

Upon initial appointment to the Board other than at an annual meeting of stockholders, each non-employee director receives (for the period from the appointment through the end of the current director service year) a pro rata portion of the equity award and applicable cash amounts.

Our non-employee Chairman of the Board receives additional annual compensation in the amount of $163,800, of which 50% is payable in cash, and 50% is payable in RSUs. Upon the initial appointment of a non-employee Chairman of the Board, other than immediately following the annual meeting of stockholders, such director receives (for the period from the appointment through the end of the current director service year) a pro rata portion of the additional annual compensation.

Unless the director’s Board service is terminated earlier, restricted stock or RSUs awarded to non-employee directors generally vest shortly after conclusion of the director service year. Subject to the terms of applicable award agreements, unvested restricted stock or RSUs held by (i) any non-employee director who is not nominated for or elected to a new term, including for example, due to a reduction in the size of the Board, age precluding a re-nomination, the identification of a new nominee, or the desire to retire at the end of a term, or (ii) any non-employee director who resigns at Quanta’s convenience, including any resignation resulting from the non-employee director’s failure to receive a majority of the votes cast in an election for directors as required by Quanta’s Bylaws, vest in full on the earlier of (a) May 28th following conclusion of the director service year, or (b) the date of such non-employee director’s termination of service. RSUs granted to non-employee directors are settled in shares of Quanta Common Stock.

Generally, meeting fees are not paid. However, in order to compensate for the time required to accommodate extraordinary meeting activity, each non-employee director (or committee member, as applicable) receives a fee for attendance at the tenth and any subsequent meeting of the Board or the tenth and any subsequent meeting of such committee, in each case during a single director service year, as follows: $2,000 for attendance at a board meeting in person; $1,000 for participation at a board meeting by telephone; $1,000 for attendance at a committee meeting in person; and $500 for participation at a committee meeting by telephone. Additionally, during 2014 the Board approved a special one-time $25,000 payment to Mr. Fried in recognition of the significant incremental time and effort required as chairman of our Audit Committee during 2014.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred to attend meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Directors who also are employees of Quanta or any of its subsidiaries do not receive additional compensation for serving as directors. Currently, nine non-employee director nominees are standing for election at the annual meeting. As President and Chief Executive Officer of Quanta, James F. O’Neil III received no compensation for his service as a director of Quanta. The compensation received by Mr. O’Neil as an employee of Quanta is set forth in the 2014 Summary Compensation Table.

Prospective Changes in Director Compensation

During the fourth quarter of 2014, the Governance and Nominating Committee retained Deloitte Consulting LLP (“Deloitte”) to, among other things, review Quanta’s non-employee director compensation, provide observations and recommendations regarding Quanta’s non-employee director compensation program, and highlight relevant trends in director compensation. Deloitte examined director compensation data for the same peer group used for the named executive officer compensation review, namely 17 companies similar to Quanta in terms of industry, revenue size and market capitalization, as well as director compensation survey data, and presented its findings and observations to the Governance and Nominating Committee. Further information about the peer group is disclosed in “Compensation Discussion & Analysis – Compensation Philosophy and Process – Role of Compensation Consultant.”

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Corporate Governance

In March 2015, after review of the information presented by Deloitte and upon recommendation by the Governance and Nominating Committee, the Board approved the following changes to the non-employee director compensation program, effective as of May 21, 2015, in order to better align with competitive peer group practices:

•	increased the annual Board membership retainer from $65,000 to $75,000;

•	increased the annual Compensation Committee chairmanship retainer from $10,000 to $15,000; and

•	increased the additional annual compensation for a non-executive Chairman of the Board from $163,800 to $180,000.

Additionally, upon recommendation by the Governance and Nominating Committee, the Board approved revised settlement terms for RSU awards to non-employee directors. Specifically, non-employee directors may elect to settle up to 50% of any RSU award in cash if the non-employee director is in compliance with Quanta’s stock ownership guidelines as of the date of settlement and is expected to remain in compliance immediately following settlement.

Deferred Compensation Plan for Non-Employee Directors

Non-employee directors are eligible to participate in a deferred compensation plan maintained by Quanta. No later than December 31 of each year, each non-employee director may voluntarily elect to defer all or a portion (in 5% increments) of his or her annual cash retainers, including but not limited to, compensation for board membership, committee membership and board/committee leadership, and RSUs to be earned with respect to services performed in the following year. Deferral elections are irrevocable and if no deferral election is made, no compensation is deferred.

Deferred cash amounts are allocated to a separate recordkeeping account maintained for the non-employee director that reflects the amounts deferred and any earnings (positive or negative). The account is credited with returns according to the performance of the deemed investment choices selected by the non-employee director from time to time, from among the deemed investment choices made available by Quanta. However, Quanta has no obligation to provide any deemed investment choice other than a cash account deemed invested in cash equivalents based on the mid-term annual applicable federal rate, as adjusted on the first day of each subsequent year. The interest rate earned on the deferred cash amounts is not above-market or preferential. Deferred RSUs are recorded in an account maintained for the non-employee director that reflects the number of shares deferred.

In general, deferred compensation is distributed to the non-employee director (or his or her beneficiary) upon the director leaving the Board or at a date elected in advance by the director. Additionally, deferred amounts can be distributed upon certain unforeseen emergencies suffered by the non-employee director or upon a change in control of Quanta.

Messrs. Ball, Foster, Fried and Golm elected to defer all or a portion of their cash compensation during 2014. Messrs. Ball, Conaway, Foster, Fried, Golm, Jackman and Wood elected to defer all or a portion of their RSU awards during 2014.

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Corporate Governance

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are required to hold stock with a value equivalent to five times the annual cash retainer for Board membership (excluding the annual cash retainer for committee membership or any supplement for serving as a committee chairman or as chairman of the Board). Non-employee directors have five years from the fiscal year-end following initial election to the Board to accumulate the stock ownership prescribed by the guidelines. As of December 31, 2014, all non-employee directors exceeded the ownership level prescribed by the stock ownership guidelines.

2014 Director Compensation Table

The following table sets forth the compensation for each non-employee director during the 2014 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Ball	101,000	135,564	—	—	—	—	236,564
J. Michal Conaway	95,000	135,564	—	—	—	—	230,564
Vincent D. Foster	91,000	135,564	—	—	—	—	226,564
Bernard Fried(2)	131,000	135,564	—	—	—	—	266,564
Louis C. Golm	95,000	135,564	—	—	—	—	230,564
Worthing F. Jackman	91,000	135,564	—	—	—	—	226,564
Bruce Ranck	146,900	214,863	—	—	—	—	361,763
Margaret B. Shannon	85,000	135,564	—	—	—	—	220,564
Pat Wood, III	85,000	135,564	—	—	—	—	220,564

(1)

The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta’s Common Stock on the date of grant) of RSUs granted during the fiscal year ended December 31, 2014, calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The value ultimately realized by the directors upon the actual vesting of the awards may or may not be equal to this determined value. The average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant was used to determine the number of RSUs granted. As of December 31, 2014, Mr. Ranck held unvested awards covering 8,026 shares, Ms. Shannon held unvested awards covering 5,004 shares, and each of the remaining non-employee directors identified in the table above held unvested awards covering 5,623 shares.

(2)

The amount shown under “Fees Earned or Paid in Cash” for Mr. Fried includes a special one-time $25,000 payment approved by the Board and paid in December 2014 in recognition of the significant incremental time and effort required as chairman of our Audit Committee during 2014.

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Executive Officers

The current executive officers of Quanta are as follows:

Name	Age	Position(s) with Quanta
James F. O’Neil III	56	President, Chief Executive Officer and Director
Earl C. (Duke) Austin, Jr.	45	Chief Operating Officer
Derrick A. Jensen	44	Chief Financial Officer
Jesse E. Morris	47	Executive Vice President – Corporate Development
Steven J. Kemps	50	Executive Vice President and General Counsel
Dale L. Querrey	50	President – Electric Power
Nicholas M. Grindstaff	52	Vice President – Finance and Treasurer
Peter B. O’Brien	45	Vice President – Mergers and Acquisitions
Dorothy Upperman	52	Vice President – Tax
Wilson M. Yancey, Jr.	70	Vice President – Health/Safety and Environmental

For a description of the business background of Mr. O’Neil, see “Proposal No. 1 – Election of Directors” above.

Earl C. (Duke) Austin, Jr. has served as our Chief Operating Officer since January 2013. He previously served as President of the Electric Power Division and Natural Gas and Pipeline Division from May 2011 to December 2012 and had responsibility for oversight of power and pipeline operations since January 2011. He served as President of the Natural Gas and Pipeline Division from October 2009 to May 2011 and as President of North Houston Pole Line, L.P., an electric and natural gas specialty contractor and now a subsidiary of Quanta, from 2001 until September 2009. He is currently a director of the Southwest Line Chapter of NECA. Mr. Austin holds a Bachelor of Arts in Business Management degree.

Derrick A. Jensen has served as our Chief Financial Officer since May 2012. He previously served as our Senior Vice President – Finance, Administration and Chief Accounting Officer from March 2011 to May 2012, as our Vice President and Chief Accounting Officer from March 1999 to March 2011, and as our Controller from December 1997 until March 2009. Mr. Jensen holds a Bachelor of Science in Business Administration degree in Accounting and became a Certified Public Accountant in the State of Texas in 1997.

Jesse E. Morris has served as our Executive Vice President – Corporate Development since January 2014. He previously served in various roles with Sysco Corporation, including Vice President and Chief Financial Officer – Foodservice Operations from September 2013 to December 2013, Vice President of Finance and Chief Financial Officer – Broadline Operations from February 2012 to August 2013, Vice President, Business Process Management from May 2011 to January 2012, and Vice President, Business Transformation from January 2009 to April 2011. Mr. Morris holds a Bachelor of Business Administration in Finance and Accounting and a Masters in Professional Accounting.

Steven J. Kemps has served as our Executive Vice President and General Counsel since September 2014. Prior to joining Quanta, he served as General Counsel for Hess Retail Corporation from September 2013 to September 2014 until it was sold to Marathon Petroleum. He previously served in various executive management roles with Dean Foods Company, including Executive Vice President, General Counsel and Corporate Secretary from 2008 to 2013 and Senior Vice President and Deputy General Counsel from 2006 to 2008. Mr. Kemps held various legal positions with increasing responsibility at Kimberly-Clark Corporation from 1997 to 2006. From 1993 to 1997, he was an attorney with Dorsey & Whitney, LLP, and from 1991 to 1993, he served as a law clerk to Judge Paul A. Magnuson of the United States District Court, Minnesota. Mr. Kemps holds a Bachelor of Business Administration degree in Accounting and a Juris Doctorate degree, and he holds a Certified Public Accountant certificate.

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Executive Officers

Dale L. Querrey has served as our President – Electric Power since March 2015. He previously served as president of PAR Electrical Contractors, Inc. (PAR), a wholly owned subsidiary of Quanta, from January 2011 to March 2015, and in various other roles with Quanta and PAR from November 2004 to January 2011, including Chief Operating Officer of PAR from August 2008 to January 2011. Prior to joining Quanta, he served in various roles with ABB Inc. and its affiliates, including Vice President of Operations from April 2002 to October 2004. Mr. Querrey holds a Bachelor of Science in Electrical Engineering and Mechanical Engineering degree and a Master of Science in Electrical Engineering degree.

Nicholas M. Grindstaff has served as our Vice President – Finance since May 2011 and our Treasurer since October 1999. He previously served as a Vice President from March 2010 to May 2011 and as Assistant Treasurer from March 1999 until September 1999. Mr. Grindstaff holds a Master of Science in Accounting degree.

Peter B. O’Brien has served as our Vice President – Mergers and Acquisitions since January 2014. He previously served as Vice President – Tax from May 2012 to January 2014 and as Tax Director from June 2000 to May 2012. Mr. O’Brien holds a Bachelor of Business Administration in Accounting degree and a Master in Professional Accounting degree and became a Certified Public Accountant in the State of Texas in 1995.

Dorothy Upperman has served as our Vice President – Tax since October 2014. She previously served in various tax management roles with Wal-Mart Stores, Inc., including Sr. Director, Income Tax from 2008 to October 2014 and Director of Federal Audits & SOX Controls from 2007 to 2008. From 1998 to 2004, Ms. Upperman held various positions with Ernst & Young, LLP, most recently serving as Sr. Manager. Ms. Upperman holds a Bachelor of Business Administration degree in Accounting and is a Certified Public Accountant in the State of Texas.

Wilson M. Yancey, Jr. has served as our Vice President – Health/Safety and Environmental since April 2010. He previously served as Quanta’s Director of Health/Safety and Environmental from June 1999 to April 2010. Mr. Yancey holds a Bachelor of Science in Business Management and has over thirty years of experience as a safety professional.

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Compensation Discussion & Analysis

Executive Summary

This Compensation Discussion and Analysis describes Quanta’s executive compensation program for 2014. We use this program to attract, motivate and retain the employees who lead our business. In particular, this section explains how the Compensation Committee made its compensation decisions for our named executive officers, or NEOs, for 2014 and describes how this compensation fits within the Compensation Committee’s guiding principles with respect to NEO compensation.

Named Executive Officers

Our NEOs for 2014 include five executive officers who are sometimes referred to herein as “continuing NEOs,” as well as one former executive officer, as follows:

Name	Position(s) with Quanta
James. F. O’Neil III	President and Chief Executive Officer
Earl C. (Duke) Austin, Jr.	Chief Operating Officer
Derrick A. Jensen	Chief Financial Officer
Jesse E. Morris	Executive Vice President – Corporate Development
Steven J. Kemps	Executive Vice President and General Counsel
Eric B. Brown	Former Vice President and General Counsel

2014 Business Highlights and Overall Compensation Decisions

Overall, the Compensation Committee believes that the total compensation paid to Quanta’s NEOs in 2014 is reasonable and appropriate. Quanta completed another successful year in 2014 despite continuing to operate in a challenging business environment. Notably, Quanta achieved the following in 2014:

•	generated record revenues of $7.85 billion, driven by organic revenue growth plus the contribution from companies that we acquired during the year;

•	generated nearly 17% revenue growth in the electric power infrastructure segment and 31% revenue growth in the oil and gas infrastructure segment;

•	achieved record backlog of $9.76 billion at year-end 2014, an increase of approximately 12% from year-end 2013;

•	established programs to improve safety, leadership development, operational performance standards and results;

•

completed nine acquisitions, significantly enhancing our electric power infrastructure and oil and gas infrastructure service offerings in the United States and Canada and expanding our capabilities in Australia to include electric power service offerings; and

•	was awarded the two largest electric transmission projects in the history of the company.

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Compensation Discussion & Analysis

However, despite these accomplishments, the level of achievement for the 2014 company performance metrics failed to reach target levels and fell below the achievement level attained for the 2013 performance year. As a result, with respect to all NEOs, total cash compensation paid for the 2014 performance year was below target cash compensation, and with respect to the three NEOs who were also NEOs in 2013, total cash compensation paid for the 2014 performance year decreased as compared to the 2013 performance year. The following table details the decrease in cash awards and total cash compensation for these three NEOs:

Named Executive Officer	2013 Cash Incentive Award(1)	2014 Cash Incentive Award(2)	Decrease	2013 Total Cash Compensation(3)	2014 Total Cash Compensation(3)	Decrease
Mr. O’Neil	$1,748,000	$775,885	55.6%	$2,666,750	$1,763,385	33.9%
Mr. Austin	$1,334,000	$564,280	57.7%	$2,027,750	$1,345,530	33.6%
Mr. Jensen	$828,000	$384,093	53.6%	$1,308,000	$921,593	29.5%

(1)	The amounts shown reflect cash bonuses awarded to each NEO under the 2013 annual incentive plan.

(2)	The amounts shown reflect cash bonuses awarded to each NEO under the 2014 annual incentive plan.

(3)	The amounts shown reflect, for the applicable year, base salary paid and cash bonuses awarded to each NEO.

Furthermore, while we increased the target dollar amount of the long-term equity incentives awarded to our NEOs under our redesigned 2014 long-term incentive plan, 50% of those awards are subject to company performance conditions that have yet to be evaluated and remain subject to a 3-year performance period ending December 31, 2016. The remaining 50% of the awards vest over a 3-year period and are designed to promote retention of our NEOs.

The transition to our redesigned long-term equity awards also resulted in 2014 reportable compensation for Messrs. O’Neil, Austin and Jensen under both the 2014 long-term incentive plan and the 2013 supplemental incentive plan. Recognizing that awards were made under multiple plans and that the aggregate amount of equity awards granted to these NEOs in 2014 is attributable to multiple performance periods and therefore appears higher than prior years, we have provided further explanation of the transitional disclosure implications and the resulting increase in reportable compensation in “Changes in Executive Compensation Implemented for 2014 – Recognition of Transitional Disclosure Implications Associated with Changes Implemented” below.

Say-on-Pay and Executive Compensation Changes

At Quanta’s 2014 annual meeting of stockholders, over 98% of our stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our 2014 proxy statement. Accordingly, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote. However, the Compensation Committee did implement certain changes to Quanta’s compensation program beginning in 2014 based on the comprehensive review of our executive compensation program that began in 2012, with the goal of identifying changes to ensure that our incentive compensation remains consistent with Quanta’s guiding principles on executive compensation. See “Changes to Executive Compensation Implemented for 2014” for additional information about these changes.

As Quanta moves forward into 2015, the Compensation Committee is aware of the difficult business environment, the continuing uncertainty in the marketplace, and the resulting challenges with respect to executive compensation. The Compensation Committee monitors trends and developments to ensure that Quanta provides the appropriate executive compensation incentives to remain competitively positioned to attract and retain executive talent and to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation, while not encouraging excessive risk-taking.

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Compensation Discussion & Analysis

Good Governance and Best Practices

We are committed to strong governance standards that ensure our executive compensation programs are closely aligned with the interests of our stockholders, as evidenced by the policies and practices described below:

•	We maintain meaningful stock ownership guidelines that align our executives’ long-term interests with those of our stockholders and discourage excessive risk-taking.

•	Our employment agreements with NEOs do not provide for gross-ups of excise taxes on severance or other payments in connection with a change of control.

•	We have a “clawback” policy that permits our Board to recover from our NEOs cash or equity incentive compensation in certain circumstances.

•

We have a policy that prohibits directors and executive officers from pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay without resorting to the pledged securities.

•	We have a policy that prohibits directors and executive officers from hedging the economic risk of ownership of Quanta Common Stock.

•	Our Compensation Committee has engaged its own independent compensation consultant, who performs an annual comprehensive market analysis of our executive compensation programs and pay levels.

•	We provide our stockholders with an annual opportunity to participate in an advisory vote on the compensation of our NEOs.

How Our Performance is Linked to Pay

Quanta’s NEO compensation is primarily comprised of base salary, annual incentives and long-term incentives. Our compensation philosophy links executive compensation to both individual and company performance. Base salaries are generally targeted at or near the median of our competitive market. Target annual incentives reflect competitive market levels and practices, with upside opportunity for performance above company and individual performance target levels. Target award levels are designed to achieve total cash compensation slightly above the market median for superior performance, and performance measures are chosen to align the interests of executives with stockholders. Finally, long-term incentives, typically paid with equity, are designed to focus executives on the long-term financial performance of the company, along with achievement of certain strategic initiatives.

The Compensation Committee desires to provide target total direct compensation for each NEO within +/-20% of the median for comparable officers in our peer group. Additionally, the Compensation Committee believes that a significant portion of the target compensation of the NEOs should be performance-based and, therefore, at risk. With respect to our continuing NEOs, all of the short-term cash incentive and half of the long-term equity incentive associated with the 2014 annual and long-term incentive plans was “at risk” performance-based compensation, variable based on the level of performance against incentive targets pursuant to the compensation plans described below.

Equity-based incentive awards under our 2014 long-term incentive plan represented a substantial portion of each NEO’s compensation as a percentage of total direct compensation (base salary, short-term cash incentive and long-term equity incentive). Equity-based awards play an important role in this challenging economic environment because they provide incentives for the creation of stockholder value and promote executive retention and an ownership culture. For our Chief Executive Officer, 64% of the total target compensation mix

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Compensation Discussion & Analysis

under the 2014 annual and long-term incentive plans was payable in equity awards, and for our other continuing NEOs, on average 40% of the total target compensation mix was payable in equity awards. The following graph reflects the mix of target compensation of our CEO and our other continuing NEOs in 2014:

2014 NEO Target Compensation Mix

Compensation Philosophy and Process

Overview

The Compensation Committee administers the compensation programs for all of our NEOs. As described above under “Corporate Governance – Committees of the Board,” the Board has determined that each member of the Compensation Committee is “independent” within the meaning of SEC regulations, the NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee’s guiding principles with respect to NEO compensation are:

•	to align our NEOs’ incentives with short-term and long-term stockholder value creation;

•	to attract, motivate and retain the best possible executive officer talent by maintaining competitive compensation programs;

•	to tie cash incentives to the achievement of measurable company, business unit and individual performance goals that are associated with strategies intended to differentiate Quanta from its peers;

•	to tie stock incentives to the achievement of measurable company goals that are linked to our long-term strategic plans; and

•	to promote an ownership culture.

In the first quarter of each fiscal year, the Compensation Committee determines the terms of our annual and long-term incentive plans (each of which is described below) and establishes the company and individual performance metrics that will be used in evaluating the performance of each NEO under the plans. In addition, the Compensation Committee establishes prospective base salary rates and target incentive percentages and amounts for each NEO for the current fiscal year. The Compensation Committee also considers the parameters of our discretionary incentive plan (described below). Following the end of the fiscal year, the Compensation Committee meets to discuss our prior year’s financial performance, to evaluate the performance of our NEOs relative to applicable performance metrics, and to determine the amounts, if any, that will be awarded to each NEO under our annual, long-term and discretionary incentive plans for the prior fiscal year.

The Compensation Committee seeks to maintain the competitiveness of our executive compensation levels with those of our peers and competitors and considers various factors in determining overall compensation and the individual

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Compensation Discussion & Analysis

components of compensation of each NEO, including (i) the results of compensation benchmarking studies which included an analysis of peer group and published compensation survey data; (ii) economic and market conditions; (iii) the effects of inflation; (iv) changes in our business operations; (v) changes in the compensation practices of our competitors; (vi) the executive officer’s position, experience, length of service and performance; (vii) company performance; and (viii) the judgment of each member of the Compensation Committee based upon prior experiences with executive compensation matters. The influence of these factors on NEO compensation is discussed further below.

Role of Compensation Consultant

The Compensation Committee Charter grants to the Compensation Committee the authority to retain, at Quanta’s expense, compensation consultants, outside legal counsel and other advisors, and to approve their fees. These advisors report directly to the Compensation Committee. Beginning in the fourth quarter of 2012, the Compensation Committee independently retained Deloitte to examine Quanta’s executive compensation program and pay practices, to review the competitiveness of our executive compensation program relative to a public company peer group and survey data, and to examine the design of Quanta’s incentive plans for its NEOs. The benchmarking and design studies (collectively the “Deloitte Compensation Studies”) assessed Quanta’s executive compensation program and pay practices, taking into account our compensation strategy and business objectives, as well as market conventions and leading practices. Deloitte utilized the following companies for the purpose of obtaining competitive data:

• AECOM Technology Corporation	• KBR, Inc.

• Baker Hughes Incorporated	• MasTec, Inc.

• Chicago Bridge & Iron Company N.V.	• MYR Group Inc.

• Emcor Group, Inc.	• Oceaneering International, Inc.

• Flowserve Corp.	• Pike Electric Corporation

• Fluor Corporation	• Superior Energy Services, Inc.

• FMC Technologies, Inc.	• URS Corporation

• Foster Wheeler AG	• Weatherford International Ltd.

• Jacobs Engineering Group Inc.

These companies were chosen based on (i) market competition, including companies that compete with Quanta for customers, executive talent and investors, (ii) organization size, with financial characteristics such as revenues or market capitalization similar to those of Quanta, and (iii) industry, including companies in the heavy construction industry and companies that serve oil and gas or power transmission companies. The Compensation Committee may periodically update the companies in future compensation studies as a result of mergers, acquisitions, new publicly traded companies and other changes, using the criteria outlined above.

The Deloitte Compensation Studies compared base salary, target total cash compensation, target annual and long-term incentive opportunities, and target total direct compensation to market medians. Deloitte also utilized several sources of published compensation survey data by matching, to the extent possible, the job titles and responsibilities of our NEOs with those in the surveys to provide additional competitive compensation information. Deloitte did not provide, nor was it asked by the Compensation Committee to provide, recommendations as to specific compensation payments to our NEOs. Deloitte reported directly to the Compensation Committee, but was authorized by the Compensation Committee to communicate with executive officers and personnel in the human resources department to obtain information.

During the first quarter of 2014, the Compensation Committee referred to Deloitte’s examination of our executive compensation program and pay practices and the competitiveness of our executive compensation program relative to a public company peer group and survey data (a “Deloitte Benchmarking Study”) in

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Compensation Discussion & Analysis

connection with approving prospective base salary rates and target incentive percentages and amounts for certain executive officers for 2014. Following the 2014 fiscal year end, the Compensation Committee assessed company financial performance metrics and individual performance metrics, approving the payouts under our 2014 annual incentive plan, and referred to a new Deloitte Benchmarking Study in connection with establishing prospective base salary rates and target incentive percentages and amounts for each NEO under our 2015 incentive plans.

Compensation studies assist the Compensation Committee in establishing the overall compensation practices that are consistent with our philosophy and guiding principles on executive compensation described above. Although compensation studies provide important data for establishing our competitive compensation practices and compensation design, the Compensation Committee uses such studies only as a point of reference and not as a determinative factor for structuring and determining the amount of our NEOs’ compensation. The Compensation Committee also exercises discretion in its use of compensation studies, and the studies do not supplant the significance of individual and company performance that the Compensation Committee considers when making compensation decisions.

Management’s Role in the Compensation-Setting Process

Our Chief Executive Officer plays an important role in setting the compensation of our NEOs (other than with respect to himself). Although our Chief Executive Officer, after taking into account input from other members of management, makes recommendations to the Compensation Committee, the Compensation Committee has final authority and complete discretion in ultimately determining and setting NEO compensation plans, goals, incentive targets, salaries and cash and equity incentive awards.

In the first quarter of each fiscal year, our Chief Executive Officer meets with the Compensation Committee to propose Quanta’s overall financial performance targets and individual objectives for the incentive plans for the current fiscal year. The Compensation Committee reviews these financial performance targets and adjusts them as it deems appropriate. Each individual who is expected to be an NEO also proposes objectives for the upcoming fiscal year to our Chief Executive Officer. Our Chief Executive Officer reviews and modifies the submitted individual objectives, as he deems appropriate, and submits them, together with his own proposed individual objectives, to the Compensation Committee for its consideration. The Compensation Committee then reviews, modifies, as necessary, and approves each NEO’s individual objectives for the current fiscal year. If, later during the year, it is determined that an individual who was not previously identified as a potential NEO will be an NEO, including if such individual is hired during the performance year, the Compensation Committee promptly reviews, modifies, as necessary, and approves the NEO’s individual objectives. The financial performance targets and individual objectives approved by the Compensation Committee for the 2014 incentive plans are discussed below in “Elements of Executive Compensation” and “Executive Compensation Decisions for 2014.”

Following the end of the fiscal year, the Compensation Committee uses Quanta’s financial performance targets, along with each NEO’s individual objectives, to determine payouts under our incentive plans. At the request of the Compensation Committee, our Chief Executive Officer and certain other executive officers also participate in the Compensation Committee’s review. The subject NEO is not present during the Compensation Committee’s discussion of such NEO’s individual performance relative to his respective individual objectives and awards. Our Chief Executive Officer presents to the Compensation Committee his evaluation of the performance of the other NEOs, taking into account each of their individual objectives, and his compensation recommendations as to each of them. The Compensation Committee considers these evaluations in determining payouts to be made, if any, pursuant to our incentive plans for the completed fiscal year under consideration, as well as salaries and incentive targets of the NEOs for the current fiscal year.

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Compensation Discussion & Analysis

To assist the Compensation Committee as it makes its compensation decisions, management also provides detailed spreadsheets for the NEOs indicating, among other things, actual performance relative to company financial performance targets and individual objectives for the completed fiscal year under consideration. These spreadsheets combine the elements of the targeted compensation, so that the Compensation Committee may analyze both the individual compensation elements (including the compensation mix) and the total amount of targeted compensation for each NEO for a particular performance year in connection with the Compensation Committee’s consideration of the factors influencing the various elements of NEO compensation.

Consideration of Say-on-Pay Results

The Compensation Committee considered the results of the 2014 advisory “say-on-pay” proposal in connection with the discharge of its responsibilities. Because over 98% of our stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our proxy statement in 2014, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote. However, the Compensation Committee did implement certain changes to Quanta’s compensation program beginning in 2014, based on the comprehensive review of our executive compensation program that began in 2012, to ensure that our incentive compensation remained consistent with Quanta’s guiding principles on executive compensation. See “Changes to Executive Compensation Implemented for 2014” for additional information about these changes.

Exercise of Discretion in Executive Compensation Decisions

The Compensation Committee has complete discretion to withhold payment pursuant to any of our incentive compensation plans irrespective of whether we or our NEOs have successfully met the financial performance targets or individual objectives set under these plans. For example, awards earned pursuant to the annual incentive plan and long-term incentive plan described below are generally intended to qualify as performance-based compensation and are paid or issued as performance compensation awards under and subject to the terms of the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “Omnibus Plan”). The Compensation Committee may exercise negative discretion, as permitted by the incentive plans and the Omnibus Plan, to reduce incentive awards to amounts determined by the Committee to be appropriate.

“Clawback” Policy

A “clawback” policy, embodied in the 2014 annual and long-term incentive plans, permits the Compensation Committee to recover certain incentive compensation from executive officers and other key employees in accordance with applicable law where the payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement. Based on its review and judgment, the Compensation Committee may seek to recover any amount that it determines was received inappropriately by these individuals.

Equity Award Grant Practices

The Compensation Committee meets in the first quarter of each fiscal year to, among other things, grant equity awards, including, as discussed above, equity awards to our NEOs. This meeting occurs after our earnings release for the fourth quarter of the prior fiscal year to allow the Compensation Committee to review complete financial results for the prior fiscal year when evaluating company and NEO performance. The Compensation Committee may, in its discretion, also grant awards throughout the year in connection with the hiring of a new executive officer or the promotion of an employee to an executive officer position. During 2014, the Compensation Committee granted (i) RSUs associated with the achievement of 2013 performance goals, (ii) RSUs associated with 2013 special transaction bonuses, (iii) RSUs in connection with the hiring of Messrs. Morris, Kemps and Brown,

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Compensation Discussion & Analysis

and (iv) performance units and time-vested RSUs pursuant to our 2014 long-term incentive plan, all of which are set forth in the 2014 Grants of Plan-Based Awards Table.

All equity-based awards granted during 2014 pursuant to our incentive plans for executive officers were made under the Omnibus Plan. Generally, the number of RSUs and performance units we grant is determined by dividing the aggregate dollar amount intended to be awarded by the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant. RSUs and performance units are generally settled in our Common Stock upon vesting. It is not the intention of the Compensation Committee to time the granting of any awards under our incentive plans, including those made to newly hired or newly promoted executive officers, with the release of any material, non-public information.

Elements of Executive Compensation

The key components of our current compensation program for our NEOs are summarized in the table below. Each component has a critical role in creating compensation payouts that motivate and reward strong performance and retaining the NEOs who deliver such performance. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each other compensation component.

Compensation Element	Form of Compensation	Performance Criteria	Purpose
Base Salary	Cash	Individual performance and experience in the role are factors in determining base salaries.	To provide fixed compensation necessary to attract and retain key executives and to offset the cyclicality in our business that may impact variable pay year-to-year.
Short-Term Incentive	Cash	Tied to the achievement of (1) adjusted organic earnings per share (“EPS”) growth target and (2) individual performance objectives, in each case established by the Compensation Committee.	To provide incentives to our employees to achieve financial performance targets and individual objectives and to reward our employees for the achievement of those targets and objectives.
Long-Term Incentive	Performance units (50%) Time-vested RSUs (50%)

Performance units cliff-vest at the end of a 3-year performance period and are tied to the achievement of 3-year financial performance targets and strategic initiatives, in each case established by the Compensation Committee.

Time-vested RSUs vest over three years in equal annual installments.

To create a strong incentive for our key management members to achieve our long-term financial performance targets and strategic initiatives, to align management’s interests with our stockholders’ interests, and to create an incentive for management to remain with Quanta.
Retirement Benefits	401(k) Matching Non-Qualified Deferred Compensation Plan	N/A	To provide a competitive compensation package.
Perquisites	Executive Physical Program Financial Planning Services Corporate Housing Relocation Package	N/A	To provide a competitive compensation package and, in certain cases, to optimize an executive officer’s time.

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Compensation Discussion & Analysis

Changes to Executive Compensation Implemented for 2014

Comprehensive Review of Executive Compensation Program

The Compensation Committee previously undertook a comprehensive review of our executive compensation program with the goal of identifying and implementing prospective changes to ensure that our incentive compensation remains consistent with Quanta’s guiding principles on executive compensation. In accordance with the authority and responsibilities of the Compensation Committee as set forth in its charter, and reflecting on Quanta’s continued growth, the Compensation Committee focused on overall incentive plan design. In performing its review, the Compensation Committee considered input from Deloitte and senior management. As part of this review, Deloitte assessed Quanta’s executive compensation program and practices in comparison to Quanta’s compensation strategy, business objectives, market practices and leading practices. Deloitte’s observations regarding Quanta’s current executive compensation program, based on its review of Quanta’s public disclosures, Compensation Committee meeting materials, compensation plan documents, historical compensation awards, proxy advisory firm reports and discussions with key members of management and the Compensation Committee, were reflected in a 2012 report (the “2012 Deloitte Comprehensive Review”).

This effort focused on the more senior personnel within corporate management and operating unit management, while still allowing the Compensation Committee to exercise its authority on a summary level of aggregated amounts with respect to broader management groups. This initiative resulted in modification of the design of awards under the 2014 annual and long-term (formerly referred to as supplemental) incentive plans for Quanta’s senior leadership team, consisting of approximately 20 individuals, including the NEOs, other executive officers, corporate vice presidents and functional leads.

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Compensation Discussion & Analysis

Summary of Changes Implemented

Based on the 2012 Deloitte Comprehensive Review, Deloitte’s report of Quanta’s competitiveness of our executive compensation program relative to a public company peer group and survey data in the fourth quarter of 2012 and information contained in the Deloitte Compensation Studies, the Compensation Committee decided to implement changes to our executive compensation program beginning in 2014, which are described below and summarized in the following table.

	Incentive Compensation for 2013	Incentive Compensation for 2014
	Annual Incentive Plan	Senior Leadership Annual Incentive Plan

Number of metrics	Single metric	Multiple metrics

Metric No. 1

Operating income

Threshold payout equal to 25% of target incentive for performance at 75% of operating income goal; maximum payout equal to 200% of target incentive for performance at 125% or more of operating income goal

Adjusted organic EPS growth (65% of the award opportunity)

A cash payout begins to accrue if adjusted organic EPS is greater than the prior year baseline adjusted organic EPS

An award can range from 0% to 200% of the target incentive amount attributable to this metric based on achievement relative to a target amount of adjusted organic EPS growth

Exemplary Award	N/A

Participants are eligible for an exemplary award, payable in time-vested RSUs, if achievement of adjusted organic EPS growth exceeds the level that earns the maximum cash award

An exemplary award cannot exceed an incremental amount equal to 200% of the target incentive amount

Metric No. 2	N/A

Individual performance objectives (35% of the award opportunity)

An award can range from 0% to 200% of the target incentive amount attributable to this metric based on achievement of the individual performance objectives

Payout currency	Cash	Cash RSUs if an exemplary award is earned

	Supplemental Incentive Plan	Senior Leadership Long-Term Incentive Plan

Number of equity vehicles	Single vehicle	Two vehicles

Performance Units	N/A

50% of the long-term incentive target amount is awarded in unearned performance units that cliff-vest at the end of a 3-year performance period

The final amount of earned performance units can range from 0% to 200% of the amount initially awarded, based on achievement of 3-year company financial targets and strategic initiatives

RSUs	Performance-based grant of time vested RSUs, with payout calculated under a 25% to 200% performance scale based on achievement of an adjusted return on equity target and individual strategic objectives	50% of the long-term incentive target amount is awarded in time-vested RSUs that vest ratably in equal annual installments over a 3-year period

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Compensation Discussion & Analysis

With respect to awards for the 2014 performance year under the annual incentive plan, the Compensation Committee considered the number of metrics that would be appropriate and concluded that measuring performance against at least two metrics would better facilitate strategic growth while maintaining Quanta’s entrepreneurial culture. The Compensation Committee recognized the benefit of evaluating more than one performance measure and applying different weights to each measure. With respect to the type of performance metric, the Compensation Committee acknowledged the merits of utilizing a financial performance metric tied to profit, as well as performance metrics tied to strategic measures. The Compensation Committee believed that evaluating individual performance in the annual incentive plan, rather than in the long-term incentive plan, would better achieve its objectives and further, that adjusted organic EPS growth would be a more comprehensive measure for evaluating NEO performance than operating income. See “Executive Compensation Decisions for 2014 – Annual Incentive Plan” for detailed information about the components of the annual incentive plan.

With respect to awards under the 2014 long-term incentive plan, the Compensation Committee considered both the number and type of vehicles utilized and the performance metrics employed for purposes of compensating senior management. Previously, awards under the supplemental incentive plan for senior management consisted of performance-based grants of restricted stock or RSUs that vested in equal annual installments over a 3-year period, with 50% of the award opportunity based on achievement of an adjusted return on equity target and the remaining 50% of the award opportunity based on attaining individual strategic objectives. The Compensation Committee considered the fact that many companies in Quanta’s peer group recognize long-term performance through grants of two types of equity vehicles, most commonly performance based awards and time-vested restricted stock or RSUs. The Compensation Committee concluded that providing time-vested RSUs as the equity vehicle for a portion of the long-term incentive would foster retention and enhance the competitiveness of Quanta’s compensation program for senior management. The Compensation Committee decided to employ a “portfolio approach” to long-term incentives in order to diversify the types of incentives and enable Quanta to achieve multiple parallel objectives. The Compensation Committee believed that a combination of multiple award types could simultaneously foster retention, emphasize pay-for-performance, and link compensation to stock price appreciation. See “Executive Compensation Decisions for 2014 – Long-Term Incentive Plan” for further information about the components of the long-term incentive plan.

Additionally, in January 2014 the Compensation Committee approved a nonqualified deferred compensation plan for certain employees, including the NEOs. See “Executive Compensation Decisions for 2014 – Deferred Compensation Plan” for additional information about the deferred compensation plan and the 2014 Nonqualified Deferred Compensation Table for additional information about contributions to the plan, earnings/losses under the plan and aggregate balances for our NEOs under the plan.

Recognition of Transitional Disclosure Implications Associated with Changes Implemented

With the redesign of our long-term equity-based awards in 2014, the Compensation Committee recognized that, in this transition year, the 2014 Summary Compensation Table on page 51 and the 2014 Grants of Plan-Based Awards Table on page 54 would reflect compensation decisions and equity awards under two distinct plan designs, one associated with a completed one-year performance period and the other relating to a prospective multi-year performance period. Consequently, the total compensation shown in the 2014 Summary Compensation Table and the equity-based awards shown in the 2014 Grants of Plan-Based Awards Table for Messrs. O’Neil, Austin and Jensen can be viewed as overstated. This overstatement results from reporting in our 2014 compensation tables, as required by the SEC proxy disclosure rules, the value of both (i) awards granted in March 2014 relating to achievement of performance objectives under the 2013 supplemental incentive plan and special transaction bonuses associated with 2013 performance, and (ii) awards granted in March 2014 under the newly designed 2014 long-term incentive plan relating to a 3-year performance period ending December 31, 2016.

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Compensation Discussion & Analysis

To illustrate the transition year implications, we have provided the Supplemental Table for 2014 Executive Compensation within footnote (13) to the 2014 Summary Compensation Table, which excludes equity-based awards granted under the 2013 supplemental incentive plan and other awards based on 2013 performance. Additionally, the table below provides a summary of the effect on the total compensation reported in 2014 for Messrs. O’Neil, Austin and Jensen that was attributable to equity-based awards associated with 2013 performance:

Named Executive Officer	Total Compensation Reported in 2014(1)	Total Compensation Reported in 2014 Attributable to 2013 Performance(2)	Total Compensation Reported in 2014 (Excluding Compensation Attributable to 2013 Performance)(3)
Mr. O’Neil	$10,362,179	$4,606,821	$5,755,358
Mr. Austin	$4,787,423	$2,040,014	$2,747,409
Mr. Jensen	$3,275,018	$1,273,085	$2,001,933

(1)	Represents amounts shown in the “Total” column of the 2014 Summary Compensation Table.

(2)

Represents equity-based awards granted in March 2014 relating to (a) achievement of performance objectives under the 2013 supplemental incentive plan and (b) special transaction bonuses associated with 2013 performance.

(3)	Represents amounts shown in the “Total” column of the Supplemental Table for 2014 Executive Compensation included within footnote (13) to the 2014 Summary Compensation Table.

Executive	Compensation Decisions for 2014

Base Salary

Base salary is a critical element of our NEO compensation because it provides NEOs with a base level of monthly income that is consistent with competitive practices. Base salaries for NEOs are determined annually by the Compensation Committee, taking into account such factors as competitive industry salaries (especially the salary practices of companies in our peer group), a subjective assessment of the nature of the position, and the contribution, experience, level of responsibility and length of service of the NEO. While base salaries provide a basic level of economic security for our NEOs, a significant portion of an NEO’s target total direct compensation is performance-based compensation pursuant to the incentive compensation plans described below. The following table reflects the increases in base salaries approved by the Compensation Committee during 2014:

Named Executive Officer	2013 Base Salary Rate (through March 30, 2014)	2014 Base Salary Rate (effective April 1, 2014)	Percentage Increase
Mr. O’Neil	$950,000	$1,000,000	5.3%
Mr. Austin	$725,000	$800,000	10.3%
Mr. Jensen	$500,000	$550,000	10.0%
Mr. Morris	$425,000	$437,500	3.0%
Mr. Kemps	$—	$450,000(1)	—
Mr. Brown	$390,000	$390,000(2)	0.0%

(1)	Mr. Kemps was appointed as Executive Vice President and General Counsel of Quanta on September 19, 2014, and therefore his base salary rate was effective as of his appointment.

(2)	Mr. Brown’s base salary rate did not change effective April 1, 2014, as the annual salary adjustment date closely followed the date of his initial employment.

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Compensation Discussion & Analysis

The Compensation Committee approved base salary increases of 5.3%, 10.3% and 10.0% for Messrs. O’Neil, Austin and Jensen, respectively, concluding that a higher percentage increase than the other NEOs and Quanta’s other corporate employees was warranted, due in part to strong performance and also to better align their base salaries with those of executives with similar positions and responsibilities at companies in our peer group. Based on published compensation survey data and the 3% base salary raise generally approved for Quanta’s other corporate employees, the Compensation Committee decided to approve a 3% increase in base salary for Mr. Morris. No increase in the base salary for Mr. Kemps or Mr. Brown was approved because the decisions were made prior to the commencement of Mr. Kemps’ employment and shortly after the commencement of Mr. Brown’s employment.

Annual Incentive Plan

Our annual incentive plan for senior leadership is designed to provide our NEOs with performance awards payable annually in recognition of Quanta achieving a specified financial performance target and the NEO achieving specified individual performance objectives, which are approved by the Compensation Committee. The Compensation Committee elects to pay such performance awards in cash. The NEO must be employed by Quanta on the date any bonus is paid under the annual incentive plan, and any NEO not employed forfeits any and all rights to such bonus. Awards for an eligible NEO that begins employment during the performance year will be pro-rated from the date of hire; however, in any event, an NEO must be employed by October 1st of the performance year to be eligible for an award.

The payout for each NEO under the annual incentive plan is calculated as a percentage of such NEO’s base salary (the “AIP Target Incentive”), a portion of which is then multiplied by the achievement percentage associated with the company performance component and the balance of which is multiplied by the achievement percentage associated with the individual performance component, as set forth in the following calculation:

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Compensation Discussion & Analysis

The Compensation Committee, after taking into account, among other things, the results of the Deloitte Benchmarking Study and recommendations from the Chief Executive Officer (other than with respect to himself), as well as the individual NEO’s position, experience, level of responsibility and length of service, established the following AIP Target Incentives for the 2014 performance year:

Named Executive Officer	Base Salary	AIP Target Incentive (% of Base Salary)	AIP Target Incentive (Amount)	Pro-Rated AIP Target Incentive (Amount)
Mr. O’Neil	$1,000,000	110%	$1,100,000	N/A
Mr. Austin	$800,000	100%	$800,000	N/A
Mr. Jensen	$550,000	100%	$550,000	N/A
Mr. Morris(1)	$437,500	90%	$393,975	$387,499
Mr. Kemps(2)	$450,000	90%	$405,000	$114,288
Mr. Brown(3)	$390,000	90%	$351,000	$248,157

(1)

Due to Mr. Morris’ appointment as Executive Vice President – Corporate Development of Quanta on January 6, 2014, the Compensation Committee concluded that his AIP Target Incentive with respect to the 2014 performance year would be pro-rated to 359/365 of the amount shown (based on the portion of the fiscal year during which he was employed).

(2)

Due to Mr. Kemps’ appointment as Executive Vice President and General Counsel of Quanta on September 19, 2014, the Compensation Committee concluded that his AIP Target Incentive with respect to the 2014 performance year would be pro-rated to 103/365 of the amount shown (based on the portion of the fiscal year during which he was employed).

(3)

Pursuant to Mr. Brown’s severance agreement, effective as of September 15, 2014 and as more fully described below in “Executive Separation Matters,” his AIP Target Incentive in respect of the 2014 performance year was pro-rated to 70.7% of the amount shown.

AIP Company Performance Component

The company component of the annual incentive plan, which accounts for 65% of a participant’s annual incentive opportunity under the plan, is based on Quanta’s achievement of annual adjusted organic EPS growth (the “AIP Company Performance Component”). Generally, short-term incentives motivate and reward achievement of, and performance in excess of, Quanta’s annual business goals. The Compensation Committee also believes this metric rewards our NEOs for improving financial results for stockholders of Quanta and provides a means to connect cash compensation directly to Quanta’s short-term performance. Specifically, the Compensation Committee believes adjusted organic EPS growth encourages our NEOs to grow the Company profitably, without taking excessive risk.

To measure adjusted organic EPS growth under the annual incentive plan, the Company’s actual adjusted organic EPS for the performance year is compared to a baseline adjusted organic EPS amount, and a payout begins to accrue only if adjusted organic EPS for the performance year is greater than the baseline amount. The baseline adjusted organic EPS amount is calculated as the prior year’s net income attributable to our Common Stock, plus the full-year effect of acquisitions made during the year, and adjusted for the full-year effect of depreciation, amortization, interest income/expense and compensation expense related to the acquisitions. Actual adjusted organic EPS for the performance year is calculated similarly, except that budgeted post-acquisition contributions by businesses acquired during the performance year are deducted in order to calculate adjusted organic EPS that is comparable to the baseline. For both the baseline and performance year adjusted organic EPS, certain other adjustments may be considered and approved by the Compensation Committee for company results and pre-acquisition results of any acquired companies, including but not limited to, currency fluctuations, unbudgeted legal costs and expenses, charges associated with long-term contract receivables, transaction costs, impairment charges, and stock repurchase activities.

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Compensation Discussion & Analysis

Based upon the performance/payout scale and adjusted organic EPS growth target adopted by the Compensation Committee, NEOs could earn cash awards under the AIP Company Performance Component as follows (when performance falls between the designated payout points, the cash awards are determined by interpolation):

Percentage of Target Adjusted Organic EPS Growth Obtained	Percentage of Target Payout Under AIP Company Performance Component Earned
0%	0%
36%	25%
61%	50%
82%	75%
100%	100%
116%	125%
131%	150%
145%	175%
158%	200%

The target adjusted organic EPS growth was subject to equitable adjustments in the Compensation Committee’s discretion to account for events that significantly impact, positively or negatively, Quanta’s ability to achieve the established target; however, no adjustments were made for the 2014 performance year. Additionally, if adjusted organic EPS growth exceeded 158% of the goal, resulting in a 200% payout pursuant to the above scale, participants would be eligible to receive an exemplary award equal to up to an additional 200% of the AIP Target Incentive amount, payable in RSUs that vest in equal annual installments over a 3-year period.

For the 2014 performance year, the Compensation Committee concluded that the Company earned adjusted organic EPS of $1.71, against a baseline of $1.67 and a target of $1.78, thereby attaining approximately 35% of the adjusted organic EPS growth target and resulting in an achievement percentage of 22.9%. The following table details the potential and actual payouts associated with the AIP Company Performance Component:

Named Executive Officer	Total AIP Target Incentive	AIP Company Performance Component (Weighted %)	Target Payout Under AIP Company Performance Component (Amount)	Achievement Percentage	AIP Company Performance Component Incentive Award Earned
Mr. O’Neil	$1,100,000	65%	$715,000	22.9%	$163,735
Mr. Austin	$800,000	65%	$520,000	22.9%	$119,080
Mr. Jensen	$550,000	65%	$357,500	22.9%	$81,868
Mr. Morris(1)	$387,499	65%	$251,874	22.9%	$57,679
Mr. Kemps(1)	$114,288	65%	$74,287	22.9%	$17,012
Mr. Brown(1)	$248,157	65%	$161,302	22.9%	$36,938

(1)

Amounts shown in the “Total AIP Target Incentive” column reflect pro rata reductions for Messrs. Morris and Kemps based on the portion of the fiscal year during which they were employed and for Mr. Brown based on the terms of his severance agreement.

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Compensation Discussion & Analysis

AIP Individual Performance Component

The second component of annual incentive plan, which accounts for the remaining 35% of a participant’s annual incentive opportunity under the plan, is based on the NEO’s achievement of individual performance objectives established for the 2014 performance year (the “AIP Individual Performance Component”). Generally, these objectives may consist of safety statistics, return metrics, segment performance, safety leadership activities and other strategic initiatives, among others. The Compensation Committee believes achievement of the objectives by the NEOs relates to both quantitative and qualitative measures of performance that create stockholder value. The individual performance objectives, along with the related key initiatives and supporting metrics, for each NEO for the 2014 performance year were as follows:

Individual Performance Objective	Key Initiatives / Achievement Metrics

Safety: Improve or maintain Quanta’s total incident injury rate

•    Percentage achievement based upon performance in comparison to total incident injury rate from 2013 (applicable with respect to NEOs with responsibility for operations and acquisitions matters)

•    Administration and claims management (applicable with respect to NEOs with responsibility for accounting and legal matters)

Talent: Recruit, educate and develop employees to meet current and future needs of Quanta

•    Hire and successfully integrate individuals in key leadership positions

•    Establish repeatable and sustainable talent development and review process

•    Establish career development plans for key leaders

Property: Optimize use of property, plant and equipment	• Create actionable plan regarding restructuring of capital allocation decisions • Develop education and training for operating units to improve capital decisions

Based upon achievement of individual performance objectives as reflected below in the performance/payout scale adopted by the Compensation Committee, each NEO is eligible to receive a payout under the AIP Individual Performance Component up to a maximum payout equal to 200% of the target payout under the AIP Individual Performance Component. There is no exemplary award opportunity for the AIP Individual Performance Component. Thus, the NEOs could earn cash awards under the AIP Individual Performance Component as follows (when the attainment falls between the designated percentages in the table below, the cash awards are determined by interpolation):

Individual Performance Objective Attained	Percentage of Target Payout Under AIP Individual Performance Component Earned
Does Not Meet	0%
Partially Meets	50%
Meets	100%
Exceeds	150%
Far Exceeds	200%

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Compensation Discussion & Analysis

After an evaluation of each NEO’s achievement of his individual performance objectives during the 2014 performance year, the Compensation Committee concluded that Messrs. O’Neil, Austin and Morris each attained 133%, 160% and 185% of their safety, talent and property individual performance objectives, resulting in an overall achievement percentage of 159%, while Messrs. Jensen, Kemps and Brown each attained 125%, 160% and 185% of their safety, talent and property individual performance objectives, resulting in an overall achievement percentage of 157%. The following table details the target and actual payouts associated with the AIP Individual Performance Component:

Named Executive Officer	Total AIP Target Incentive	AIP Individual Performance Component (Weighted %)	Target Payout Under AIP Individual Performance Component (Amount)	Achievement Percentage	AIP Individual Performance Component Incentive Award Earned
Mr. O’Neil	$1,100,000	35%	$385,000	159%	$612,150
Mr. Austin	$800,000	35%	$280,000	159%	$445,200
Mr. Jensen	$550,000	35%	$192,500	157%	$302,225
Mr. Morris(1)	$387,499	35%	$135,625	159%	$215,643
Mr. Kemps(1)	$114,288	35%	$40,001	157%	$62,801
Mr. Brown(1)	$248,157	35%	$86,855	157%	$136,362

(1)

Amounts shown in the “Total AIP Target Incentive” column reflect pro rata reductions for Messrs. Morris and Kemps based on the portion of the fiscal year during which they were employed and for Mr. Brown based on the terms of his severance agreement.

Long-Term Incentive Plan

Our long-term incentive plan for senior leadership is designed to provide our NEOs with long-term incentive awards payable annually in equity-based awards. The total payout for each NEO under the long-term incentive plan is dependent on a specified dollar amount for each NEO determined by the Compensation Committee (the “Long-Term Target Incentive”). The Compensation Committee, after taking into account, among other things, the results of the Deloitte Benchmarking Study and recommendations from the Chief Executive Officer (other than with respect to himself), as well as the individual NEO’s position, experience, level of responsibility and length of service, established the following total Long-Term Target Incentives for the NEOs in 2014:

Named Executive Officer	Total Long-Term Target Incentive
Mr. O’Neil	$3,800,000
Mr. Austin	$1,300,000
Mr. Jensen	$1,000,000
Mr. Morris	$350,000
Mr. Kemps(1)	$550,000
Mr. Brown	$300,000

(1)

Due to Mr. Kemps’ appointment as Executive Vice President and General Counsel of Quanta on September 19, 2014, the Compensation Committee concluded that his Long-Term Target Incentive would be pro-rated to approximately 76.1% of the amount shown (based on the portion of the 3-year performance period during which he would be employed).

Generally, an NEO must be employed by Quanta on the date an award vests or is earned under the long-term incentive plan, and any NEO not employed forfeits any and all rights to such award. However, an NEO who ceased to be employed by Quanta prior to the completion of the 3-year performance period described below has the potential to receive an award (or some portion thereof) represented by the equity award for that period, at the discretion of the Chief Executive Officer and with the approval of the Compensation Committee. Awards for an

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Compensation Discussion & Analysis

NEO added to the long-term incentive plan during the performance period are pro-rated from the date of hire; however, in any event, an NEO must be employed by October 1st of the first year of the 3-year performance period to be eligible for awards under the plan.

Long-Term Performance Unit Component

The first component of the long-term incentive plan, which accounts for 50% of a participant’s target incentive opportunity under the plan, is payable in performance units that cliff-vest at the end of a 3-year performance period based on achievement of 3-year company performance goals determined by the Compensation Committee (the “Long-Term Performance Unit Component”). Under the 2014 long-term incentive plan, in March 2014 the Compensation Committee approved the following performance unit awards:

Named Executive Officer	Total Long-Term Target Incentive	Long-Term Performance Unit Component (Weighted %)	Target Long-Term Performance Unit Component (Amount)	Performance Units Granted(1)
Mr. O’Neil	$3,800,000	50%	$1,900,000	55,345
Mr. Austin	$1,300,000	50%	$650,000	18,934
Mr. Jensen	$1,000,000	50%	$500,000	14,565
Mr. Morris	$350,000	50%	$175,000	5,098
Mr. Kemps(2)	$418,612	50%	$209,306	6,366
Mr. Brown(3)	$300,000	50%	$150,000	4,369

(1)

The number of performance units granted is determined by dividing the dollar amount of the target Long-Term Performance Unit Component by the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant.

(2)	Amount shown for Mr. Kemps in the “Total Long-Term Target Incentive” column reflects a pro rata reduction based on the portion of the 3-year performance period during which he would be employed.

(3)	Mr. Brown did not remain employed by Quanta through the end of the performance period, and therefore the performance units he was awarded under the Long-Term Performance Unit Component were forfeited.

Though performance units representing the Long-Term Performance Unit Component target amount were granted to the NEOs in 2014, the number of performance units that will ultimately be earned and vest will be adjusted upward or downward (if necessary) based on company performance during the 3-year performance period ending December 31, 2016. The number of performance units that can become earned at the end of the performance period ranges from 0% to a maximum of 200% of the amount of performance units granted in 2014. Any earned performance units will vest immediately and will be settled by the issuance of Common Stock.

For the 3-year performance period, the Compensation Committee established company performance goals relating to (i) the achievement of certain strategic initiatives, as measured by pre-tax income contributions, and (ii) improvement of return on invested capital (“ROIC”). Each goal has a 0% to 200% performance scale and is equally weighted when calculating overall company performance for purposes of determining the number of earned performance units for each NEO. The performance targets and results for these goals may be adjusted as appropriate, at the discretion of the Compensation Committee, to take into account any acquisitions or dispositions during the relevant period.

Strategic Initiatives. For the strategic initiatives goal, the Compensation Committee established targeted pre-tax income contribution amounts (including contributions of certain acquisitions and investments) from growth initiatives relating to certain customers, service markets, industry sectors and geographic regions. Total pre-tax income for the strategic initiatives goal may take into account trailing twelve month pro forma contributions, 2017 estimated contributions or other measurements deemed appropriate by the Compensation Committee, excluding items deemed to be non-recurring. The Compensation Committee believes that

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Compensation Discussion & Analysis

achievement of these strategic initiatives supports the Company’s growth objectives and strategic intent to diversify into new markets and services. The Compensation Committee established the following performance/payout scale for the strategic initiatives goal (when attainment of the goal falls between the designated percentages in the table, the percentage of target incentive earned is determined by interpolation):

Percentage of Target Pre-Tax Income Goal Attained	Percentage of Target Incentive Earned
Less than 67%	0%
83%	50%
100%	100%
117%	150%
133% or greater	200%

ROIC.  For the ROIC improvement goal, the Compensation Committee established a targeted increase in ROIC over the 3-year performance period. ROIC is designed to assess the Company’s efficiency at allocating capital under its control to profitable investments and is generally defined as net operating profit after tax, divided by average invested capital (which is determined by taking the average of invested capital at the end of the performance period and invested capital at the end of the prior year). The Compensation Committee believes improvement of ROIC is strongly connected to stockholder value creation and improved capital allocation decisions. The Compensation Committee established the following performance/payout scale for the ROIC improvement goal (when attainment of the goal falls between the designated percentages in the table, the percentage of target incentive earned is determined by interpolation):

Percentage of Target ROIC Growth Obtained	Percentage of Target Incentive Earned
0%	0%
50%	50%
100%	100%
117%	150%
134%	200%

As soon as administratively practicable following the end of 2016, the percentage attained and the percentage of target incentive earned for the strategic initiatives goal and the ROIC goal will be determined, and the combined weighted percentage will then be multiplied by the number of performance units granted in 2014. This will result in a final number of earned and vested performance units, which will be settled in shares of our Common Stock.

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Compensation Discussion & Analysis

Long-Term RSU Component

The second component of the long-term incentive plan, which accounts for the remaining 50% of a participant’s target incentive opportunity under the plan, is payable in RSUs that vest in equal annual installments over the 3-year period following the date of grant (the “Long-Term RSU Component”). The Compensation Committee believes these time-based awards provide a concrete link between our NEOs’ compensation and the creation of stockholder value and encourage retention of our NEOs. Under the 2014 long-term incentive plan, the Compensation Committee approved the following award amounts, which were granted in March 2014:

Named Executive Officer	Total Long-Term Target Incentive	Long-Term RSU Component (Weighted %)	Target Long-Term RSU Component (Amount)	RSUs Granted(1)
Mr. O’Neil	$3,800,000	50%	$1,900,000	55,345
Mr. Austin	$1,300,000	50%	$650,000	18,934
Mr. Jensen	$1,000,000	50%	$500,000	14,565
Mr. Morris	$350,000	50%	$175,000	5,098
Mr. Kemps(2)	$418,612	50%	$209,306	6,366
Mr. Brown(3)	$300,000	50%	$150,000	4,369

(1)

The number of RSUs granted for the Long-Term RSU Component is determined by dividing the dollar amount of the target Long-Term RSU Component by the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant.

(2)	Amount shown for Mr. Kemps in the “Total Long-Term Target Incentive” column reflects a pro rata reduction based on the portion of the 3-year period during which he would be employed.

(3)	Upon termination of Mr. Brown’s employment, all of the RSUs awarded were forfeited.

Discretionary Incentive Plan

Awards under the discretionary incentive plan are presented to the Compensation Committee for approval at the recommendation of our Chief Executive Officer. These awards are payable in cash, restricted stock, RSUs, or a combination thereof. These awards provide the flexibility to, among other things, reward exceptional performance. For the 2014 performance year, the Chief Executive Officer did not recommend, and the Compensation Committee did not approve, awards to any NEO under the discretionary incentive plan.

Transaction Bonuses

On December 6, 2013, we sold all of our equity ownership interest in Howard Midstream Energy Partners, LLC (“HEP”) for proceeds of approximately $220.9 million in cash which resulted in a pre-tax gain of approximately $112.7 million. Acknowledging the significant contribution to Quanta’s 2013 results from the gain on the sale of Quanta’s investment in HEP, the Compensation Committee decided to award to certain executive officers a special transaction bonus in recognition of their contributions in connection with the Company’s strategic investment in HEP. Accordingly, in March 2014, the Compensation Committee awarded transaction bonuses to certain of our NEOs as follows: Mr. O’Neil, $400,000; Mr. Austin, $500,000; and Mr. Jensen, $200,000. The transaction bonuses were paid in RSUs that vest in three equal annual installments, with the initial vesting occurring in March 2014, and are reflected in the “Stock Awards – Restricted Stock & RSUs” column of the 2014 Summary Compensation Table and in the “All Other Stock Awards: Number of Shares of Stock or Units” in the 2014 Grants of Plan Based Awards Table. The number of RSUs granted to each recipient was determined by dividing the amount of the award by the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant.

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Compensation Discussion & Analysis

Other Compensation

We have provided our NEOs with certain perquisites, including an annual executive physical program and an executive financial counseling program and, with respect to Mr. Kemps in connection with his hiring, certain relocation and commuting expenses. We believe these perquisites assist executives in dealing with the demands of their positions. The limited personal use of partially-owned aircraft by our NEOs in 2014 consisted solely of spouses accompanying executives as additional passengers on certain business flights. The Compensation Committee reviews our policies with respect to perquisites on a regular basis to consider whether the perquisites should be maintained and whether, and to what extent, it may be appropriate to discontinue particular perquisites.

Our NEOs also receive matching contributions from Quanta to their 401(k) accounts, consistent with all other employees participating in Quanta’s 401(k) plan. Quanta matches 100% of an NEO’s pre-tax contributions up to the first 3% of such NEO’s base salary. Thereafter, Quanta matches 50% of an NEO’s pre-tax contributions up to the next 3% of such NEO’s base salary. All matching contributions are subject to certain limits as determined by law.

Deferred Compensation Plan

Under the nonqualified deferred compensation plan approved by the Compensation Committee in January 2014, certain employees, including the NEOs, are permitted to voluntarily defer receipt of up to 75% of base salary and up to 100% of other cash compensation and/or settlement of RSUs awarded pursuant to our incentive plans. In addition, with respect to each plan year, a plan participant who defers the maximum amount permitted by law under the 401(k) plan maintained by Quanta is credited with an employer matching contribution equal to the difference between (i) 100% of the first 3% of the compensation deferred under the plan, plus 50% of the next 3% of the compensation deferred under the plan, and (ii) the maximum matching contribution that could be contributed on behalf of the participant under the 401(k) plan maintained by Quanta. Matching contributions vest immediately. Quanta may also make discretionary employer contributions to the deferred compensation plan. Discretionary employer contributions will be subject to a vesting schedule determined by Quanta at the time of the contribution, provided that vesting accelerates upon a change in control and the participant’s death or retirement. All matching and discretionary employer contributions, whether vested or not, are forfeited upon a participant’s termination of employment for cause or upon the participant engaging in competition with Quanta or any of its affiliates, predecessors, designees or successors.

RSUs that are deferred may be settled only in Quanta Common Stock. The deferred compensation plan permits participants to allocate deferred cash amounts among a group of notional accounts that mirror the gains and/or losses of various investment alternatives. These notional accounts do not provide for above-market or preferential earnings. Each participant may direct investments of the individual accounts set up for the participant under the plan and may make changes in the investments as often as daily. Since each executive officer may choose the investment alternative (which may include a selection of funds ranging from fixed income to emerging markets, as well as other equity, debt and mixed investment strategies) and may change their allocations from time to time, the return on the investment depends on how well each underlying investment fund performed during the time the executive officer chose it as an investment vehicle. The obligation to pay the balance of each participant’s account is at all times an unfunded and unsecured obligation of the Company.

Generally, participants receive distributions of deferred amounts upon the earlier of separation from service, the occurrence of a disability, or a specified date (selected at the time of the deferral). Participants may elect to receive distributions in the form of a lump sum or installments, and, in some cases, may elect to delay distribution upon termination of employment for up to five years. Participants are also permitted to withdraw all or a portion of their deferred amounts under the plan in the event of an unforeseeable financial emergency.

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Compensation Discussion & Analysis

Quanta reserves the right to amend or terminate the plan at any time and for any reason. Each NEO will be entitled to the amount credited to his account (if any) immediately prior to any amendment or termination.

A participant’s deferral elections must be renewed each year, and elections cannot be revoked or changed during the year. During 2014, Messrs. O’Neil, Austin, Jensen, Morris and Brown elected to defer a portion of their base salary and/or any award earned under our annual incentive plan. Also during 2014, Quanta made matching contributions but no discretionary contributions. For additional information on these contributions, see the 2014 Nonqualified Deferred Compensation Table.

Executive Appointment Matters

Effective January 6, 2014, Quanta appointed Mr. Morris as Executive Vice President – Corporate Development. In connection with his appointment, the Compensation Committee approved an annual base salary of $425,000, an AIP Target Incentive of 90% of his base salary rate, and a Long-Term Target Incentive in the amount of $350,000 for Mr. Morris. The Compensation Committee also approved the grant of an equity award to Mr. Morris on January 22, 2014, consisting of the number of RSUs equal to the number of shares of Quanta’s Common Stock having a fair market value (based on the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant) equal to $500,000, which shall vest in equal annual installments over a 3-year period following the date of grant.

Effective February 20, 2014, Quanta appointed Mr. Brown as Vice President and General Counsel. In connection with his appointment, the Compensation Committee approved an annual base salary of $390,000, an AIP Target Incentive of 90% of his base salary rate, and a Long-Term Target Incentive in the amount of $300,000 for Mr. Brown. The Compensation Committee also approved the grant of an equity award to Mr. Brown on March 4, 2014, consisting of the number of RSUs equal to the number of shares of Quanta’s Common Stock having a fair market value (based on the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant) equal to $150,000, which was forfeited upon the termination of Mr. Brown’s employment on September 15, 2014.

Effective September 19, 2014, Quanta appointed Mr. Kemps as Executive Vice President and General Counsel. In connection with his appointment, the Compensation Committee approved an annual base salary of $450,000, an AIP Target Incentive of 90% of his base salary rate, and a Long-Term Target Incentive in the amount of $550,000 for Mr. Kemps. The Compensation Committee also approved the grant of an equity award to Mr. Kemps on September 19, 2014, consisting of the number of RSUs equal to the number of shares of Quanta’s Common Stock having a fair market value (based on the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant) equal to $300,000, which shall vest in equal annual installments over a 3-year period following the date of grant.

Executive Separation Matters

Pursuant to a severance agreement between Quanta and Mr. Brown, our then Vice President and General Counsel, effective as of September 15, 2014, Quanta made a lump-sum payment to Mr. Brown in the amount of $292,500, less applicable taxes, representing 9-months’ salary, in consideration for his execution of a release of all claims against Quanta. Mr. Brown also remained eligible to receive a pro rata amount of the cash bonus, if any, that would be payable to him in respect of the annual incentive plan for the 2014 performance year. As discussed in “Executive Compensation Decisions for 2014 – Annual Incentive Plan,” Mr. Brown was awarded a pro rata amount of $173,300 under the annual incentive plan. The Company determined that the terms of the severance agreement were warranted in light of Mr. Brown’s contributions during 2014 and his execution of the release.

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Compensation Discussion & Analysis

Changes to 2015 Executive Compensation

Quanta’s executive compensation program will remain substantially similar in 2015; however, the Compensation Committee approved the following modifications to our 2015 annual and long-term incentive plans.

	2014	2015
AIP Company Performance Component Exemplary Award

An exemplary award is payable in time-vested RSUs for adjusted organic EPS growth exceeding 158% of the goal.

An exemplary award cannot exceed an incremental amount equal to 200% of the target incentive amount.

An exemplary award is payable in time-vested RSUs for adjusted organic EPS growth exceeding 158% of the goal.

An exemplary award cannot exceed an incremental amount equal to 100% of the target incentive amount.

Long-Term Target Incentive Structure	For all NEOs: (i) 50% of the target amount is awarded in performance units and (ii) 50% of the target amount is awarded in time-vested RSUs.

For our Chief Executive Officer: (i) 53% of the target amount is awarded in performance units and (ii) 47% of the target amount is awarded in time-vested RSUs.

For all other NEOs: (i) 50% of the target amount is awarded in performance units and (ii) 50% of the target amount is awarded in time-vested RSUs.

Stock Ownership Guidelines

Our Governance and Nominating Committee has established minimum stock ownership guidelines for executive officers, with the goal of promoting equity ownership and aligning our executive officers’ interests with our stockholders. The ownership guidelines are currently established at the following minimum levels:

Position	Guideline
Chief Executive Officer	5 x base salary
Chief Operating Officer	4 x base salary
Chief Financial Officer	3 x base salary
General Counsel	3 x base salary
Other Executive Officers	1 x base salary

The product obtained as described above is divided by the average closing price of Quanta Common Stock during the immediately preceding 12 months as reported by the NYSE to calculate the number of shares to be held by each executive officer under the guidelines. For purposes of determining compliance with the guidelines, the number of shares of Quanta’s Common Stock that an individual is expected to own is calculated as of December 31st of each year, using the individual’s then current base salary and the stock ownership multiple applicable to such executive officer as of such date. Once calculated, the number of shares that an individual is expected to own remains in effect, regardless of intervening compensation increases, promotions or stock price fluctuations, until December 31st of the following year, at which time a new calculation and compliance assessment will be made. Once an individual is determined to be in compliance with the ownership guidelines as of the annual assessment date, the individual is deemed to remain in compliance, regardless of any subsequent stock price fluctuations, as long as he maintains ownership of at least the same number of shares required as of the annual assessment date at which he was previously compliant.

Each executive officer is expected to attain the applicable stock ownership under the guidelines within five years following the later of (i) the first annual assessment with respect to such individual or (ii) the first annual

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Compensation Discussion & Analysis

compliance assessment at which a higher stock ownership multiple becomes applicable to such individual (due to a promotion or otherwise). The five-year phase-in period is intended to permit gradual accumulation of the ownership associated with a new or higher multiple, and ratable forward progress is expected during the five-year period. Under the stock ownership guidelines, shares held by a person or entity related to or controlled by the executive officer, as well as unvested shares of restricted stock or unvested RSUs held by an executive officer, and vested RSUs deposited into a deferred compensation plan or arrangement are included in the calculation of the amount of such individual’s ownership.

As of December 31, 2014, all of our executive officers were in compliance with the requirements of our stock ownership guidelines, either by exceeding the prescribed ownership level or being expected to exceed the prescribed ownership level within five years of its applicability.

Pledging, Hedging and Other Transactions in Quanta Securities

Effective as of April 1, 2014, the Board approved an amended and restated Quanta Services, Inc. Insider Trading Policy, which (among other things) prohibits directors and executive officers of Quanta from pledging Quanta securities as collateral for a loan unless the individual provides reasonable assurance of the financial capacity to repay the loan without resorting to the pledged securities and obtains pre-clearance of the pledge by a management committee or the Governance and Nominating Committee of the Board. Transactions by directors and executive officers in Quanta’s securities involving short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. Directors and executive officers are also prohibited from entering into hedging, monetization transactions or similar arrangements involving Quanta securities, such as prepaid variable forwards, forward sale contracts, equity swaps, collars, zero-cost collars and other derivative transactions. We believe these prohibitions ensure that levels of stock ownership in accordance with our stock ownership guidelines are effective in aligning each individual’s interests with those of our stockholders.

Employment Agreements

Quanta is (or was, in the case of one former executive) a party to an employment agreement with each of our NEOs. Under the terms of our employment agreements, the executive is entitled to payments and benefits upon the occurrence of specified events, including termination of employment or change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in “Executive Compensation – Potential Payments upon Termination or Change in Control.” The termination provisions of the employment agreements provide these individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us, as applicable. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual, as applicable, and the expected compensation upon joining or maintaining employment with us, as applicable. The employment agreements entered into with our NEOs do not contain excise tax gross-up provisions. In connection with the appointment of Mr. Morris as Executive Vice President – Corporate Development, the appointment of Mr. Brown as Vice President and General Counsel, and the appointment of Mr. Kemps as Executive Vice President and General Counsel in 2014, the Compensation Committee approved the terms reflected in their employment agreements, as described in “Executive Compensation Decisions for 2014 – Executive Appointment Matters.”

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers, in part to enable us to attract and retain qualified directors and executive officers. These agreements require us, among

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Compensation Discussion & Analysis

other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses for proceedings for which they may be indemnified, and to cover such person under any directors’ and officers’ liability insurance policy that we may maintain from time to time. These agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and are in addition to any other rights our directors and executive officers may have under our Certificate of Incorporation, Bylaws and applicable law.

Risk Considerations in our Compensation Program

The Compensation Committee has discussed the concept of risk as it relates to our compensation program for 2014, and the Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

The Compensation Committee structures executive compensation at the senior leadership level to consist of both fixed and variable compensation. The fixed or base salary portion of compensation is typically set at market levels and is designed to provide a steady income regardless of Quanta’s stock price performance so that senior leadership do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable portions of compensation (described in detail above) are generally designed to reward both short-term and long-term corporate and individual performance as measured under several performance metrics and to provide long-term bonuses not tied to company performance or the achievement of individual goals. Equity-based awards under our long-term incentive plan vest either at the end of the 3-year performance period or over three years in equal annual installments, which the Compensation Committee believes encourages senior leadership to focus on sustained stock appreciation and promotes retention. The Compensation Committee believes that these variable elements of compensation are a sufficient percentage (generally greater than 50%) of overall compensation to motivate senior leadership to produce superior short-term and long-term corporate results, while the fixed element is also sufficiently high that they are not encouraged to take unnecessary or excessive risks in doing so.

•

The Board has adopted stock ownership guidelines for our executive officers, which the Compensation Committee believes provide a considerable incentive for management to consider Quanta’s long-term interests because a meaningful portion of their personal investment portfolio consists of Quanta Common Stock.

•

The Board has adopted a prohibition on hedging the economic risk of ownership of Quanta Common Stock applicable to our executive officers, which reinforces the alignment of our management’s long-term interests with those of our stockholders.

•

The Compensation Committee structures compensation at the corporate management and operating unit management levels to consist of both fixed and variable compensation. The fixed or base salary portion of compensation is typically set at market levels. The variable portions of compensation are generally designed to reward both short-term and long-term performance. With respect to corporate management, our annual incentive plan awards are based on the achievement of a certain annual company financial performance target and specified individual performance objectives, and our stock incentive plan awards are based on the achievement by the participant’s department of specific key performance indicators and achievement by the participant of specific key behaviors, which include entrepreneurship, teamwork, innovation, proactiveness and ownership. With respect to operating unit management, our annual incentive plan awards are based on the achievement by the operating unit of an annual operating income goal, and our stock incentive plan awards are based on the achievement

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Compensation Discussion & Analysis

of an annual ROIC performance target and satisfaction of annual safety goals and talent development goals. Equity-based awards under our stock incentive plans for corporate management and operating unit management generally vest in three equal installments, which the Compensation Committee believes encourages plan participants to focus on sustained stock appreciation and promotes retention of key employees. The Compensation Committee believes these elements of compensation achieve objectives similar to those under our senior leadership incentive plans

•

The Compensation Committee believes the financial performance measures for determining payouts under our incentive plans and the individual and departmental objectives approved for plan participants are aligned with Quanta’s short-term and long-term operating and strategic plans, as applicable, and are designed to achieve a proper risk/reward balance without encouraging unnecessary or excessive risk taking.

•

Awards are capped under our incentive plans, which the Compensation Committee believes mitigates excessive risk taking. Therefore, even if Quanta or an operating unit, as applicable, and the plan participant dramatically exceed their respective performance goals, awards are limited.

•

Quanta has strict internal controls over the measurement and calculation of performance goals under our incentive plans, which are designed to keep it from being susceptible to manipulation by any employee. In addition, all of our employees are required to comply with our Code of Ethics and Business Conduct, which covers, among other things, accuracy of books and records.

•

The Compensation Committee believes that the financial performance measures incorporated in our senior leadership, corporate management and operating unit management incentive plans and extended exposure to stock price performance through equity-based compensation achieve an appropriate balance and discourage excessive risk taking.

•	Quanta has a “clawback” policy under each of its incentive plans that allows us to recover certain incentive compensation in the event of a misstatement of earnings.

Impact of Regulatory Requirements on our Executive Compensation Decisions

The Compensation Committee considers accounting and tax implications of its compensation decisions as one factor among many. Section 162(m) of the Internal Revenue Code limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain executive officers unless the compensation is “performance-based” as defined under federal tax laws. To the extent possible, the Compensation Committee structures compensation and awards to preserve the federal income tax deductibility of the compensation payable to our NEOs. The Compensation Committee has in the most recent year and may in the future choose to provide compensation that may not be deductible if it believes that such payments are appropriate to ensure that our NEOs receive total compensation that is competitive with our peer group or reflects superior performance.

Conclusion

We believe our total executive compensation program is designed to pay for performance. It aligns the interests of our executive officers with those of our stockholders and provides executive officers with the necessary motivation to maximize the long-term operational and financial performance of Quanta, while using sound financial controls and high standards of integrity. We also believe that total compensation for each executive officer should be, and is, commensurate with the execution of specified short- and long-term operational, financial and strategic objectives. We believe that the quality of our executive compensation program will continue to be reflected in positive long-term operational, financial and stock-price performance.

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Executive Compensation

2014 Summary Compensation Table

The following table sets forth the compensation paid or accrued by Quanta in the last three fiscal years to our NEOs:

Name and Principal Position	Year	Salary ($)	Stock Awards				Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and NQDC Earnings(5) ($)	All Other Compen- sation(6) ($)	Total(7) ($)
			Performance Units(1) ($)	Restricted Stock & RSUs(2) ($)	Total(3) ($)

James F. O’Neil III	2014	987,500	1,962,534	6,569,355	8,531,889	(13)	775,885	—	66,905	10,362,179
President and Chief Executive	2013	918,750	—	3,014,556	3,014,556		1,748,000	—	34,662	5,715,968
Officer	2012	806,250	—	870,147	870,147		1,600,500	—	33,979	3,310,876

Earl C. (Duke) Austin, Jr.(8)	2014	781,250	671,400	2,711,414	3,382,814	(13)	564,280	—	59,079	4,787,423
Chief Operating Officer	2013	693,750	—	1,432,242	1,432,242		1,334,000	—	24,250	3,484,242
	2012	531,250	—	585,491	585,491		1,067,000	—	16,842	2,200,583

Derrick A. Jensen(9)	2014	537,500	516,475	1,789,560	2,306,035	(13)	384,093	—	47,390	3,275,018
Chief Financial Officer	2013	480,000	—	711,771	711,771		828,000	—	32,142	2,051,913
	2012	387,257	—	522,761	522,761		733,320	—	16,549	1,659,887

Jesse. E. Morris(10)	2014	429,931	180,775	693,376	874,151		273,322	—	—	1,577,404
Executive Vice President – Corporate
Development

Steven J. Kemps(11)	2014	126,346	189,516	492,295	681,811		79,813	—	16,409	904,379
Executive Vice President and
General Counsel

Eric B. Brown(12)	2014	221,750	154,925	319,307	474,232		173,300	—	293,935	1,163,217
Former Vice President and
General Counsel

(1)

The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta’s Common Stock on the date of grant) of performance units granted during the fiscal year ended December 31, 2014, and the probable outcome of the associated performance conditions, calculated in accordance with FASB ASC Topic 718. The value ultimately realized by the NEO upon actual vesting of the awards may or may not be equal to this determined value. Performance units generally vest upon completion of a 3-year performance period ending December 31, 2016, with the amount that vests based on the achievement of certain company financial targets and strategic initiatives. The final amount of earned performance units can range from 0% to a maximum of 200% (assuming the highest level of performance) of the initial target amount of unearned performance units granted, and upon settlement shares of Common Stock are issued for each earned performance unit. The reported value of the contingent performance awards is computed based on the grant date estimate of compensation cost to be recognized over the 3-year performance period, which was 100% or the target amount. The value of the contingent performance awards on the grant date if the highest level of performance conditions were to be achieved would be as follows: for Mr. O’Neil, $3,925,068; for Mr. Austin, $1,342,800; for Mr. Jensen, $1,032,950; for Mr. Morris, $361,550; and for Mr. Kemps, $379,032. The performance units are described in further detail in “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Long-Term Incentive Plan.” Assumptions used in the valuations are discussed in Note 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2014 in its Annual Report on Form 10-K. Performance unit award agreements give holders the right to receive dividend equivalent payments as and when dividends are paid on Common Stock.

(2)

The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta’s Common Stock on the date of grant) of restricted stock or RSUs granted, calculated in accordance with FASB ASC Topic 718. The value ultimately realized by the NEO upon the actual vesting of the awards may or may not be equal to this determined value. Such amounts for 2014 reflect RSUs that were granted during 2014 to NEOs under both Quanta’s 2013 supplemental incentive plan in respect of the 2013 performance year, and Quanta’s 2014 long-term incentive plan in respect of the 3-year performance

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Executive Compensation

period ending December 31, 2016. In addition, such amounts for 2014 reflect RSUs granted in March 2014 to certain NEOs as payment for special transaction bonuses related to the sale of HEP in 2013. For a summary of the equity awards for Messrs. O’Neil, Austin and Jensen excluding those in respect of the 2013 performance period, please see the Supplemental Table for 2014 Executive Compensation within footnote (13) below. RSU awards under the 2013 supplemental incentive plan and the 2014 long-term incentive plan vest over three years in equal installments commencing in the year following the grant date year in the quarter corresponding to the quarter in which the award is made, assuming the NEO continues to meet the requirements for vesting. RSU awards associated with the special transaction bonuses vest in three equal installments commencing in March 2014, assuming the NEO continues to meet the requirements for vesting. For further discussion of these equity-based awards, please read “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Long-Term Incentive Plan” and “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Transaction Bonuses.” RSU award agreements give holders the right to receive dividend equivalent payments as and when dividends are paid on Common Stock.

(3)	The amounts shown reflect the total of the previous two columns – “Performance Units” and “Restricted Stock & RSUs.”

(4)

The amounts shown represent the dollar value of cash incentives earned under Quanta’s annual incentive plan for the applicable performance year. For further details regarding the 2014 annual incentive plan, see “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Annual Incentive Plan.” The cash incentives reflected in the table were earned during the 2014, 2013 and 2012 performance years as indicated, but were approved by the Compensation Committee and paid in March of 2015, 2014 and 2013, respectively.

(5)	NQDC refers to nonqualified deferred compensation.

(6)	The amounts reflected for fiscal year 2014 are identified in the 2014 All Other Compensation Table below.

2014 All Other Compensation Table

	401(k) Matching Contribution(a) ($)	Financial Planning Reimbursement(b) ($)	Corporate Housing / Relocation(c) ($)	Company Contributions to NQDC Plan(d) ($)	Other(e) ($)	Total(f) ($)
James F. O’Neil III	11,700	—	20,379	33,750	1,076	66,905
Earl C. (Duke) Austin, Jr.	11,700	—	20,379	27,000	—	59,079
Derrick A. Jensen	11,700	17,127	—	18,563	—	47,390
Jesse E. Morris	—	—	—	—	—	—
Steven J. Kemps	—	—	16,409	—	—	16,409
Eric B. Brown	—	—	—	—	293,935	293,935

(a)	Represents Quanta’s matching contributions to the NEO’s 401(k) account.

(b)	Represents Quanta’s reimbursement of the NEO’s financial planning expenses under our executive financial counseling program.

(c)

Represents the following perquisites for 2014: (i) for Messrs. O’Neil and Austin, occasional use of a corporate apartment and (ii) for Mr. Kemps, as part of his relocation package, reimbursement for rental of a corporate apartment and commuting expenses.

(d)

Represents Quanta’s matching contributions under the nonqualified deferred compensation plan for certain key employees that would have been allocated to the NEO’s 401(k) plan account, but for applicable limits under the Internal Revenue Code. For additional information on these contributions and other potential contributions by Quanta, see “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Deferred Compensation Plan.”

(e)

Represents the following perquisites for 2014: (i) for Mr. O’Neil, reimbursement for a physical examination under our executive physical program and (ii) for Mr. Brown, reimbursement for a physical examination under our executive physical program and a lump-sum payment of $292,500 (representing 9 months’ salary) as a severance payment upon the termination of his employment, as further described in “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Executive Separation Matters.”

(f)

When Quanta’s corporate aircraft is flying to a destination for a business purpose, only the direct variable costs associated with the additional passenger are included in determining the aggregate incremental cost. Spouses of NEOs occasionally fly on the corporate aircraft as additional passengers on business flights. In those cases, there is no incremental cost to Quanta, and as a result, no amount is reflected in the table.

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(7)

The amounts shown reflect the sum of the following columns: “Salary,” Stock Awards – Total,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation.” For a summary of the total compensation excluding equity awards with respect to the 2013 performance year, please see the Supplemental Table for 2014 Executive Compensation within footnote (13) below.

(8)	Effective January 1, 2013, Mr. Austin was appointed Chief Operating Officer. Prior to this appointment, he served as President – Electric Power Division and Natural Gas & Pipeline Division.

(9)	Effective May 17, 2012, Mr. Jensen was appointed Chief Financial Officer. Prior to this appointment, he served as Senior Vice President – Finance, Administration and Chief Accounting Officer.

(10)	Effective January 6, 2014, Mr. Morris was appointed as Executive Vice President – Corporate Development. Prior to his appointment, he was not an employee of Quanta.

(11)	Effective September 19, 2014, Mr. Kemps was appointed as Executive Vice President and General Counsel. Prior to his appointment, he was not an employee of Quanta.

(12)

Effective February 20, 2014, Mr. Brown was appointed as Vice President and General Counsel. Prior to his appointment, he was not an employee of Quanta. Due to the termination of Mr. Brown’s employment, effective as of September 15, 2014, all unvested equity-based awards to Mr. Brown were forfeited, which included the entire amount reflected under the “Stock Awards – Total” column for Mr. Brown. Additionally, pursuant to Mr. Brown’s severance agreement, effective as of September 15, 2014, and as more fully described above in “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Executive Separation Matters,” he remained eligible to receive a pro rata portion of the amount payable to him under the 2014 annual incentive plan. Further details regarding the payouts to Mr. Brown under the 2014 annual incentive plan are discussed under “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Annual Incentive Plan.” The cash amount earned by Mr. Brown under the 2014 annual incentive plan is reflected under the “Non-Equity Incentive Plan Compensation” column.

(13)

In March 2014, Quanta adopted an entirely new plan design for granting long-term equity awards (the 2014 long-term incentive plan), which prospectively replaced the supplemental incentive plan for the 2013 performance year. Under the 2013 supplemental incentive plan and in accordance with past practice, Quanta granted RSUs to Messrs. O’Neil, Austin and Jensen in March 2014 with respect to their performance during the 2013 performance year (granted following publication of the 2013 audited financial statements). Under the new 2014 long-term incentive plan, Quanta granted RSUs and performance units to Messrs. O’Neil, Austin and Jensen in March 2014 with vesting and payouts to occur based on continued employment and, with respect to performance units, performance in future years (granted at the beginning of a 3-year performance period ending December 31, 2016). See “Changes to Executive Compensation Implemented for 2014 – Recognition of Transitional Disclosure Implications Associated with Changes Implemented.” The grant date fair value of all of these awards is included in the “Stock Awards” columns.

Recognizing that the required presentation in the 2014 Summary Compensation Table reflects equity-based awards granted to Messrs. O’Neil, Austin and Jensen during 2014 for both the 2013 performance year and for 2014, including performance units based on the 3-year performance period ending 2016, Quanta has provided the following Supplemental Table for 2014 Executive Compensation, which excludes (i) awards in respect of the 2013 performance year under the 2013 supplemental incentive plan and (ii) RSUs granted as payment for the special transaction bonus related to the sale of HEP in the 2013 performance year.

Supplemental Table for 2014 Executive Compensation

			Stock Awards
	Year	Salary ($)	Performance Units ($)	RSUs ($)	Total ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compen- sation ($)	Total ($)

James F. O’Neil III	2014	987,500	1,962,534	1,962,534	3,925,068	775,885	66,905	5,755,358

Earl C. (Duke) Austin, Jr.	2014	781,250	671,400	671,400	1,342,800	564,280	59,079	2,747,409

Derrick A. Jensen	2014	537,500	516,475	516,475	1,032,950	384,093	47,390	2,001,933

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Executive Compensation

2014 Grants of Plan-Based Awards Table

The following table sets forth information concerning annual cash incentive awards for 2014 and equity-based awards granted during 2014 to each of the NEOs under Quanta’s non-equity and equity incentive plans.

								Estimated Possible Payments Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(5) ($)
					Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			2013 SIP(3)			2014 LTIP(4)
Name	Grant Date	Approval Date	Incentive Plan / Year	Grant Type(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
O’Neil	—	—	2014 AIP	—	—	1,100,000	3,630,000	—	—	—	—	—	—	—		—
	03/12/14	03/04/14	2013 SIP	RSU	—	—	—	350,000	2,800,000	4,200,000	—	—	—	—		4,193,641
	03/12/14	03/04/14	2014 LTIP	PU	—	—	—	—	—	—	13,837	55,345	110,690	—		1,962,534
	03/12/14	03/04/14	2014 LTIP	RSU	—	—	—	—	—	—	—	—	—	55,345	(6)	1,962,534
	03/12/14	03/04/14	2013(7)	RSU	—	—	—	—	—	—	—	—	—	11,652	(7)	413,180

Austin	—	—	2014 AIP	—	—	800,000	2,640,000	—	—	—	—	—	—	—		—
	03/12/14	03/04/14	2013 SIP	RSU	—	—	—	125,000	1,000,000	1,500,000	—	—	—	—		1,523,539
	03/12/14	03/04/14	2014 LTIP	PU	—	—	—	—	—	—	4,734	18,934	37,868	—		671,400
	03/12/14	03/04/14	2014 LTIP	RSU	—	—	—	—	—	—	—	—	—	18,934	(6)	671,400
	03/12/14	03/04/14	2013(7)	RSU	—	—	—	—	—	—	—	—	—	14,565	(7)	516,475

Jensen	—	—	2014 AIP	—	—	550,000	1,815,000	—	—	—	—	—	—	—		—
	03/12/14	03/04/14	2013 SIP	RSU	—	—	—	87,500	700,000	1,050,000	—	—	—	—		1,066,495
	03/12/14	03/04/14	2014 LTIP	PU	—	—	—	—	—	—	3,642	14,565	29,130	—		516,475
	03/12/14	03/04/14	2014 LTIP	RSU	—	—	—	—	—	—	—	—	—	14,565	(6)	516,475
	03/12/14	03/04/14	2013(7)	RSU	—	—	—	—	—	—	—	—	—	5,826	(7)	206,590

Morris	—	—	2014 AIP	—	—	387,499	1,278,747	—	—	—	—	—	—	—		—
	03/12/14	03/04/14	2014 LTIP	PU	—	—	—	—	—	—	1,275	5,098	10,196	—		180,775
	03/12/14	03/04/14	2014 LTIP	RSU	—	—	—	—	—	—	—	—	—	5,098	(6)	180,775
	01/22/14	01/22/14	2014(8)	RSU	—	—	—	—	—	—	—	—	—	15,949	(8)	512,601

Kemps	—	—	2014 AIP	—	—	114,288	377,150	—	—	—	—	—	—	—		—
	12/03/14	12/03/14	2014 LTIP	PU	—	—	—	—	—	—	1,592	6,366	12,732	—		189,516
	12/03/14	12/03/14	2014 LTIP	RSU	—	—	—	—	—	—	—	—	—	6,366	(6)	189,516
	09/19/14	09/10/14	2014(9)	RSU	—	—	—	—	—	—	—	—	—	8,181	(9)	302,779

Brown(10)	—	—	2014 AIP	—	—	248,157	818,918	—	—	—	—	—	—	—		—
	03/12/14	03/04/14	2014 LTIP	PU	—	—	—	—	—	—	1,093	4,369	8,738	—		154,925
	03/12/14	03/04/14	2014 LTIP	RSU	—	—	—	—	—	—	—	—	—	4.369	(6)	154,925
	03/04/14	03/04/14	2014	RSU	—	—	—	—	—	—	—	—	—	4,584		164,382

(1)	Types of awards include RSUs and performance units (PUs).

(2)

The amounts shown represent target and maximum awards that could be earned by the NEOs under the 2014 annual incentive plan based on 2014 base salary rates. There is no threshold award amount applicable to the 2014 annual incentive plan. The maximum value includes an exemplary award, payable in RSUs that vest over three years, which may be awarded if warranted under the AIP Company Performance Component. The amounts shown for Messrs. Kemps and Morris are pro-rated based on the portion of the fiscal year during which they were employed, and the amount shown for Mr. Brown is pro-rated based on the terms of his severance agreement. For further details regarding this plan, see “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Annual Incentive Plan.” Actual payouts under the 2014 annual incentive plan were finally determined in March 2015 and are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2014 Summary Compensation Table.

(3)

The amounts shown represent the threshold, target and maximum dollar amount of RSU awards that could be granted to Messrs. O’Neil, Austin and Jensen in 2014 for the 2013 performance year under the 2013 supplemental incentive plan. The threshold value represents the lowest amount that could be earned based on the performance/payout scale for the company performance component although the minimum payout is zero. Actual awards under the 2013 supplemental incentive plan were finally determined in March 2014 and are included in the “Stock Awards – Restricted Stock & RSUs” column of the 2014 Summary Compensation Table.

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Executive Compensation

(4)

The amounts shown represent the number of shares of Common Stock that could be earned with respect to performance units granted under the 2014 long-term incentive plan. The number of performance units that will become earned and vest, and the resulting number of shares of Common Stock to be issued, will be determined as soon as administratively practicable after completion of the 3-year performance period ending December 31, 2016, and the number of shares can range from 0% to a maximum of 200% of the target number. Performance units are described in further detail under “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Long-Term Incentive Plan.”

(5)

The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta’s Common Stock on the date of grant) of RSUs or performance units granted during the fiscal year ended December 31, 2014 to the NEOs, calculated in accordance with FASB ASC Topic 718. With respect to the RSUs granted under the 2013 supplemental incentive plan and the 2014 long-term incentive plan, awards vest in three equal annual installments, assuming the NEO continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2015. With respect to the RSUs related to the special transaction bonuses, awards vest in three equal annual installments, assuming the NEO continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2014. With respect to the performance units granted under the 2014 long-term incentive plan, the amount represents the grant date fair value of the target award. The number of performance units that will become earned and vest, and the resulting number of shares of Common Stock to be issued, can range from 0% to a maximum of 200% of the target number. These awards are described in further detail under “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Long-Term Incentive Plan.” The value ultimately realized by the NEO upon the actual vesting of the RSU and performance unit awards may not be equal to this determined value.

(6)

The amounts shown represent the number of RSUs that were granted to all the NEOs under the 2014 long-term incentive plan. The RSUs awarded vest over three years in equal annual installments, assuming the NEO continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2015. For further details regarding the 2014 long-term incentive plan and its components, see “Compensation Discussion and Analysis – Executive Compensation Decisions for 2014 – Long-Term Incentive Plan.”

(7)

The amounts shown represent awards related to special transaction bonuses paid in the form of RSUs granted to certain executives in March 2014, in recognition of the contributions of these executives in connection with the Quanta’s strategic investment in HEP, which was sold by Quanta in 2013. These RSU awards vest in three equal annual installments, assuming the NEO continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2014. For a discussion of the special transaction bonuses, please read “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Transaction Bonuses.”

(8)

The amount shown represents an award in the form of RSUs granted in connection with Mr. Morris’ appointment as Executive Vice President – Corporate Development of Quanta in January 2014. The RSUs vest in three equal annual installments, assuming Mr. Morris continues to meet the vesting requirements, and the initial vesting occurred in the first quarter of 2015.

(9)

The amount shown represents an award in the form of RSUs granted in connection with Mr. Kemps’ appointment as Executive Vice President and General Counsel of Quanta in September 2014. The RSUs vest in three equal annual installments, assuming Mr. Kemps continues to meet the vesting requirements, and the initial vesting will occur in the fourth quarter of 2015.

(10)

Due to the termination of Mr. Brown’s employment, effective as of September 15, 2014, all unvested equity-based awards to Mr. Brown were forfeited, which included: (i) 4,584 RSUs granted upon his initial employment; (ii) 4,369 RSUs granted in connection with the 2014 long-term incentive plan; and (iii) 4,369 performance units granted in connection with the 2014 long-term incentive plan. Pursuant to Mr. Brown’s severance agreement and as more fully described in “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Executive Separation Matters,” he remained eligible to receive a pro rata portion of the cash bonus award payable to him under the 2014 annual incentive plan. Further details regarding the payouts to Mr. Brown under the 2014 annual incentive plan are discussed in “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Annual Incentive Plan.”

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Executive Compensation

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table reflects outstanding option awards classified as exercisable or unexercisable, as well as restricted stock, RSUs and performance units classified as unvested or unearned/unvested as of December 31, 2014 for each of the NEOs. The table assumes a market value of $28.39 per share, the closing price of Quanta’s Common Stock on December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested(2) ($)
James F. O’Neil III	—	—	—	—	—	262,918	(3)	7,464,242	55,345	1,571,245
Earl C. (Duke) Austin, Jr.	—	—	—	—	—	113,332	(4)	3,217,495	18,934	537,536
Derrick A. Jensen	—	—	—	—	—	72,613	(5)	2,061,483	14,565	413,500
Jesse E. Morris	—	—	—	—	—	21,047	(6)	597,524	5,098	144,732
Steven J. Kemps	—	—	—	—	—	14,547	(7)	412,989	6,366	180,731
Eric B. Brown(8)	—	—	—	—	—	—		—	—	—

(1)

The amounts shown represent the number of shares of Common Stock that could be earned with respect to performance units granted under the 2014 long-term incentive plan, assuming the target number is earned and vested. The number of performance units that will become earned and vest, and the resulting number of shares of Common Stock to be issued, will be determined as soon as administratively practicable after completion of the 3-year performance period ending December 31, 2016, and the number of shares can range from 0% to a maximum of 200% of the target number. Performance units are described in further detail under “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Long-Term Incentive Plan.”

(2)	The amounts shown represent the value of shares of Common Stock that could be earned with respect to performance units assuming the target number is earned and vested.

(3)

Includes unvested awards of restricted stock or RSUs covering (i) 109,218 shares that vested on February 28, 2015; (ii) 95,829 shares that vest on February 28, 2016; and (iii) 57,871 shares that vest on February 28, 2017.

(4)

Includes unvested awards of restricted stock or RSUs covering (i) 50,853 shares that vested on February 28, 2015; (ii) 41,845 shares that vest on February 28, 2016; and (iii) 20,634 shares that vest on February 28, 2017.

(5)

Includes unvested awards of restricted stock or RSUs covering (i) 29,834 shares that vested on February 28, 2015; (ii) 3,029 shares that vest on May 28, 2015; (iii) 24,869 shares that vest on February 28, 2016; and (iv) 14,881 shares that vest on February 28, 2017.

(6)

Includes unvested awards of RSUs covering (i) 7,014 shares that vested on February 28, 2015; and (ii) 7,016 shares that vest on February 28, 2016; and (iii) 7,017 shares that vest on February 28, 2017.

(7)

Includes unvested awards of RSUs covering (i) 2,122 shares that vested on February 28, 2015; (ii) 2,727 shares that vest on August 28, 2015; (iii) 2,122 shares that vest on February 28, 2016; (iv) 2,727 shares that vest on August 28, 2016; (v) 2,122 shares that vest on February 28, 2017; and (vi) 2,727 shares that vest on August 28, 2017.

(8)

Due to the termination of Mr. Brown’s employment, effective as of September 15, 2014, all unvested equity-based awards to Mr. Brown were forfeited, which included: (i) 4,584 unvested RSUs granted upon his initial employment; (ii) 4,369 RSUs granted under the 2014 long-term incentive plan; and (iii) 4,369 performance units granted under the 2014 long-term incentive plan.

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Executive Compensation

2014 Option Exercises and Stock Vested Table

The following table reflects certain information regarding the exercise of options and the vesting of stock awards by each of our NEOs during the 2014 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
James F. O’Neil III	—	—	60,241 (3)	2,107,545
Earl C. (Duke) Austin, Jr.	—	—	33,896 (4)	1,191,990
Derrick A. Jensen	—	—	21,790 (5)	758,919
Jesse E. Morris	—	—	—	—
Steven J. Kemps	—	—	—	—
Eric B. Brown	—	—	—	—

(1)	Shares acquired on vesting include shares associated with restricted stock or RSU awards for which restrictions lapsed during fiscal year 2014.

(2)

The value realized reflects the taxable value to the NEO as of the date of the vesting of a restricted stock or RSU award. The actual value ultimately realized by the NEO may be more or less than the value realized as calculated in the above table, depending on whether and when the NEO held or sold the stock associated with the vesting occurrence.

(3)

Includes (i) 52,117 shares that vested on February 28, 2014 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.01 per share); (ii) 3,883 shares that vested on March 28, 2014 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $36.10 per share); and (iii) 4,241 shares that vested on May 28, 2014 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $33.66 per share).

(4)

Includes (i) 29,042 shares that vested on February 28, 2014 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.01 per share) and (ii) 4,854 shares that vested on March 28, 2014 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $36.10 per share).

(5)

Includes (i) 15,357 shares that vested on February 28, 2014 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.01 per share); (ii) 1,941 shares that vested on March 28, 2014 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $36.10 per share); and (iii) 4,492 shares that vested on May 28, 2014 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $33.66 per share).

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Executive Compensation

2014 Nonqualified Deferred Compensation Table

The following table describes the nonqualified deferred compensation activity for each of our NEOs during fiscal year 2014:

Name	NEO Contributions in Last Fiscal Year(1) ($)	Company Contribution in Last Fiscal Year(2) ($)	Aggregate Earnings (Losses) in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
James F. O’Neil III	141,158	33,750	306	—	175,214
Earl C. (Duke) Austin, Jr.	69,857	27,000	110	—	96,967
Derrick A. Jensen	47,796	18,563	2	—	66,361
Jesse E. Morris	130,943	—	(30)	—	130,913
Steven J. Kemps	—	—	—	—	—
Eric B. Brown	23,920	—	15	—	23,935

(1)

The amounts shown are included in the 2014 Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns. For a discussion of Quanta’s nonqualified deferred compensation plan for certain employees, including the NEOs, please read “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Deferred Compensation Plan.”

(2)

The amounts shown are included in the “All Other Compensation” column of the 2014 Summary Compensation Table, as detailed in the 2014 All Other Compensation Table within footnote (6) to the 2014 Summary Compensation Table. The amounts represent Quanta’s matching contributions that would have been allocated to a participant’s 401(k) plan account, but for applicable limits under the Internal Revenue Code. For additional information on these contributions, see “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Deferred Compensation Plan.”

(3)	The amounts shown are not included in the 2014 Summary Compensation Table because earnings under Quanta’s nonqualified deferred compensation plan were not above-market or preferential.

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Fees of the Compensation Committee Consultant

As discussed in “Compensation Discussion & Analysis – Compensation Philosophy and Process – Role of Compensation Consultant,” the Compensation Committee independently retained Deloitte in 2014 to provide benchmarking data, review the competitiveness of Quanta’s executive compensation for the NEOs, and provide advice on the amount and form of executive compensation. Management supported, but did not make or recommend, the decision to engage Deloitte. Deloitte was also engaged to provide certain additional services to Quanta.

Our Governance and Nominating Committee separately engaged Deloitte during 2014 to provide benchmarking data, to review and comment on the competitiveness of Quanta’s non-employee director compensation, including compensation for significant additional time on board-related services performed by a director, and to provide an update on trends and recent developments in non-employee director compensation. Additionally, management has engaged Deloitte from time to time to provide tax, transaction and management advisory services and valuation assessments.

The aggregate fees billed by Deloitte and its affiliates for services performed during 2014 were as follows:

•

$305,193 for (i) services for the Compensation Committee regarding executive compensation matters, such as providing benchmarking data, reviewing Quanta’s incentive compensation plans, and participating in certain Compensation Committee meetings, and (ii) services for the Governance and Nominating Committee regarding non-employee director compensation;

•

$1,268,154 for tax advisory services provided to Quanta, including (i) U.S. federal corporate income tax on-call engagements, (ii) tax return review services, (iii) Canadian federal and provincial tax return preparation and related assistance with ASC740 income tax accounting for Canadian operations, (iv) documentation of transfer pricing methodologies, (v) sales and use tax advisory services, (vi) tax return preparation services provided to Quanta and certain employees of Quanta in connection with international assignments, and (vii) Australian tax return preparation and compliance matters;

•

$528,617 for tax and valuation advisory services provided to Quanta, including due diligence services, in connection with various business acquisitions, dispositions and restructuring transactions; and

•	$15,000 for valuation services provided to Quanta in connection with ASC350 goodwill impairment testing.

To prevent the perception of a potential conflict of interest involving Deloitte and its affiliates, (i) the individuals from Deloitte Tax LLP who provided the tax services to Quanta were not the same individuals who provided the consulting services to the Compensation Committee, (ii) the Deloitte consultants who provided services to the Compensation Committee assured the Committee that no portion of their compensation would be based on the amount or level of tax services provided by Deloitte Tax LLP, or any other services provided by Deloitte’s affiliates, to Quanta, (iii) the Deloitte consultants who provided services to the Compensation Committee do not own any stock in Quanta or otherwise provide any other services to Quanta, other than consulting services to the Compensation Committee and the Governance and Nominating Committee, and (iv) the Deloitte compensation consultants have no business or personal relationships with members of the Compensation Committee or Quanta’s executive officers.

The Compensation Committee approved the services and related fees above to the extent related to executive compensation. The Compensation Committee did not review or approve the other services provided by Deloitte and its affiliates to Quanta, as the decision to engage Deloitte to perform these other services was made by another Board committee or by management in the normal course of business.

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Potential Payments upon Termination or Change in Control

Employment Agreements

Quanta is (or was, in the case of one former executive) a party to an employment agreement (as amended, an “Employment Agreement”) with each of our NEOs. Under the terms of our employment agreements, the executive is entitled to payments and benefits upon the occurrence of specified events, including termination of employment or change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described below. The termination of employment provisions of the employment agreements provide these individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us, as applicable. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual, as applicable, and the expected compensation upon joining or maintaining employment with us, as applicable.

The Employment Agreements with our NEOs have an initial term of two years that will subsequently renew automatically for a one-year term unless Quanta or the executive provides at least six months’ prior written notice of non-renewal. Under the Employment Agreements, the NEOs are eligible to receive base salary, as well as bonuses and benefits, and, at the Compensation Committee’s discretion, may be entitled to participate in any other compensation, perquisite, incentive or retirement plans, policies and arrangements that are provided generally to our other executive officers. The Employment Agreements contain customary non-competition covenants restricting the ability of the NEOs to compete with Quanta during the term of their employment and for a period of two years thereafter, and prohibiting them from disclosing confidential information and trade secrets. If Quanta notifies an NEO that it will not renew his Employment Agreement and he remains employed through the end of the employment term, the covenants restricting competition and solicitation of customers and employees apply for a reduced period of one year following the notice of non-renewal.

The Employment Agreements generally terminate upon the NEO’s (i) death, (ii) disability, (iii) termination by Quanta for “cause” (as defined in the Employment Agreements and generally described below), (iv) resignation or voluntary termination by the executive, (v) termination by Quanta without cause, or (vi) termination by the executive for “good reason” within twelve months following a “change in control” (as these terms are defined in the Employment Agreements). In addition, the Employment Agreements entitle the executives to certain payments upon other events associated with a change in control.

Upon termination of employment, each continuing NEO would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination. The Employment Agreements with our NEOs do not contain excise tax gross-up provisions, as the Compensation Committee no longer offered this benefit when Quanta entered into these agreements. In the event any of the continuing NEOs become subject to the excise tax, their severance payments will be reduced to the minimum extent necessary (but in no event less than zero) to avoid application of the excise tax, except that the full severance payments will be made if, after payment by the executive of the excise tax and all other taxes, the executive would retain a greater after-tax severance benefit without such reduction.

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Executive Compensation

Additionally, termination of employment and change in control events entitle applicable NEOs to severance payments and other benefits under the respective Employment Agreements as set forth below:

Termination or Change in Control Event	Potential Payments

Termination upon death	None

Termination upon disability	Lump-sum payment of one year base salary, subject to such NEO’s execution of a waiver and release agreement

Termination by Quanta for cause	None

Resignation or voluntary termination by the executive	None

Termination by Quanta without cause (other than within 12 months following a change in control)	Lump-sum payment of two years of base salary, subject to such NEO’s execution of a waiver and release agreement

Termination by Quanta without cause within 12 months following a change in control

Lump-sum payment equal to three times annual base salary plus three times the higher of the highest annual cash bonus paid for the three preceding years or the target annual cash bonus payable for the current year, and continuation of employee and dependent welfare benefit plan coverage (medical, dental and vision) for three years

Termination by executive for good reason within 12 months following a change in control	Same as termination without cause within 12 months following a change in control

Successor in change in control fails to timely assume Quanta’s obligations under the Employment Agreement	None, but the executive may be entitled to terminate his employment for good reason

Change in Control.  Under the Employment Agreements, a change in control generally occurs when (i) any person or entity acquires, directly or indirectly, the beneficial ownership of securities representing 50% or more of the total fair market value or total voting power of Quanta’s then outstanding voting securities, (ii) any person or entity acquires, directly or indirectly, within a 12-month period, the beneficial ownership of 30% or more of the total voting power of Quanta’s then outstanding voting securities, (iii) certain incumbent (and subsequently approved) directors cease to constitute a majority of the members of the Board within a 12-month period, or (iv) any person or entity acquires, directly or indirectly, within a 12-month period, assets representing 40% or more of the total gross fair market value of Quanta’s assets.

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Cause.  The Employment Agreements generally define cause as the executive’s (i) gross negligence in the performance of, intentional nonperformance of, or inattention to, material duties and responsibilities, which continues after receipt of written notice, (ii) willful dishonesty, fraud or material misconduct with respect to Quanta’s business, (iii) violation of Quanta’s policies or procedures, if not cured following written notice, (iv) conviction of, confession to, or guilty plea or plea of nolo contendere with respect to, an act of fraud, misappropriation or embezzlement or any felony or other crime that involves moral turpitude, (v) use of illegal substances or habitual drunkenness, or (vi) breach of the Employment Agreement if not cured following written notice.

Good Reason.  The Employment Agreements generally define good reason as (i) to the extent occurring within twelve months following a change in control, (a) the assignment to the executive of duties inconsistent with his position, authority or responsibilities as contemplated under his Employment Agreement, or any other action by the employer that results in a diminution in such position, authority or responsibilities, if not cured after written notice is given, (b) any material breach of the Employment Agreement by the employer, including any requirement that the executive relocate to another geographic location, (c) failure by the employer to comply with the compensation provisions of the Employment Agreement, if not cured after written notice is given, (d) failure by the employer to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy except in certain specified circumstances, if not cured after written notice is given, or (e) the executive’s receipt of notice of termination or non-renewal from the employer; or (ii) the failure of the successor in a pending change in control to timely assume in writing the employer’s obligations under the Employment Agreement.

As described above in “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Executive Separation Matters,” the employment agreement formerly applicable to Mr. Brown was superseded by a severance agreement, effective September 15, 2014, documenting the terms of the termination of his employment with Quanta. Mr. Brown’s employment agreement contained substantially similar terms to those described above for the continuing NEOs.

Equity Incentive Plans

Generally, subject to the provisions of the particular award agreement, unvested shares of restricted stock or RSUs and unearned performance units granted pursuant to Quanta’s equity incentive plans are forfeited by the participant upon termination of such participant’s employment during the restriction period. However, upon the death of the participant during the participant’s continuous service or upon the occurrence of a “change in control” (as defined in the 2007 Stock Incentive Plan (the “Stock Plan”) or the Omnibus Plan, as applicable), (i) unvested awards of restricted stock or RSUs generally become vested, and forfeiture restrictions lapse and (ii) a portion of the participant’s unearned performance units granted under the Omnibus Plan become earned based on the achievement of the participant’s applicable performance goals as of the date of death or change in control and the forecasted achievement of such goals for the remainder of the performance period, as determined in the discretion of the Compensation Committee. Additionally, with respect to unearned performance units, a participant who resigns prior to completion of the 3-year performance period may, at the discretion of the Chief Executive Officer and with approval of the Compensation Committee, earn a pro rata portion (based on the portion of the 3-year performance period during which the participant was employed) of the shares ultimately awarded in respect of unearned performance units under the long-term incentive plan upon determination of actual achievement levels.

Under the Stock Plan, a change in control is generally defined as the occurrence of any of the following events: (i) any person or entity becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the voting power of Quanta’s then outstanding securities, (ii) as a result of, or in connection with, any tender offer, exchange offer, merger or other business combination, a majority of the Board as of the

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Executive Compensation

date immediately preceding such transaction is replaced, (iii) Quanta is merged with another corporation, and as a result, less than 75% of the outstanding securities of the surviving entity is owned in the aggregate by Quanta’s former stockholders, (iv) a tender or exchange offer is consummated for 50% or more of the voting power of Quanta’s then outstanding securities, or (v) Quanta transfers substantially all of its assets to an entity that is not controlled by Quanta.

Under the Omnibus Plan, a change in control is generally deemed to occur upon (i) any sale, lease, exchange or other transfer of all or substantially all of the assets of Quanta, (ii) any person or entity becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the voting power of Quanta’s then outstanding securities, (iii) certain incumbent (and subsequently approved) directors ceasing to constitute a majority of the members of the Board within a two-year period, (iv) consummation of a merger or other business combination, unless all or substantially all of the beneficial owners of outstanding voting securities of Quanta immediately prior to the transaction beneficially own, directly or indirectly, more than 50% of the voting power of the resulting entity immediately following the transaction, or (v) stockholder approval of a complete liquidation of Quanta.

Deferred Compensation

Generally, participants will receive distributions of deferred amounts under Quanta’s deferred compensation plan upon the earlier of separation from service, the occurrence of a disability, or a specified date (selected at the time of the deferral) and, subject to specific limitations, upon the occurrence of an unforeseeable financial emergency. The terms of Quanta’s deferred compensation plan are discussed in further detail under “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Deferred Compensation Plan.”

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Executive Compensation

Estimated Potential Payments

The tables below reflect the estimated amounts that would be paid to each NEO upon termination of employment or change in control in varying circumstances identified below. Except as otherwise indicated, the amounts shown assume that termination or change in control occurred on December 31, 2014 and reflect a market value for Quanta Common Stock of $28.39 per share, the closing price on such date. Actual amounts to be paid can be determined only upon occurrence of an actual termination or change in control.

Name	Benefit	Death	Disability	Termination by Quanta for Cause or Voluntary Termination by Executive (No Change in Control)	Termination by Quanta without Cause (No Change in Control)
James F. O’Neil III	Severance	$—	$1,000,000	$—	$2,000,000
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	9,035,487	—	—	—
	Gross-up/(Cut-back)(3)	—	—	—	—

	Total	$9,035,487	$1,000,000	$—	$2,000,000

Earl C. (Duke) Austin, Jr.	Severance	$—	$800,000	$—	$1,600,000
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	3,755,031	—	—	—
	Gross-up/(Cut-back)(3)	—	—	—	—

	Total	$3,755,031	$800,000	$—	$1,600,000

Derrick A. Jensen	Severance	$—	$550,000	$—	$1,100,000
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	2,474,983	—	—	—
	Gross-up/(Cut-back)(3)	—	—	—	—

	Total	$2,474,983	$550,000	$—	$1,100,000

Jesse E. Morris	Severance	$—	$437,750	$—	$875,500
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	742,256	—	—	—
	Gross-up/(Cut-back)(3)	—	—	—	—

	Total	$742,256	$437,750	$—	$875,500

Steven J. Kemps	Severance	$—	$450,000	$—	$900,000
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	593,720	—	—	—
	Gross-up/(Cut-back)(3)	—	—	—	—

	Total	$593,720	$450,000	$—	$900,000

Eric B. Brown(4)	Severance				$292,500
	Pro Rata Incentive Award				173,300
	Welfare Benefits(1)				—
	Equity Benefit(2)				—
	Gross-up/(Cut-back)(3)				—

	Total				$465,800

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(1)

Welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination. The insurance premium cost is based on the actual cost of premiums for 2015 and the estimated costs of premiums for 2016 and 2017.

(2)

The equity benefit represents (i) the value of the unvested awards of restricted stock and RSUs held by the NEO as of December 31, 2014 that would vest upon occurrence of the event and (ii) the value of unearned performance units held by the NEO as of December 31, 2014. As of December 31, 2014, the NEOs held the following unearned performance units: 55,345 for Mr. O’Neil; 18,934 for Mr. Austin; 14,565 for Mr. Jensen; 5,098 for Mr. Morris; and 6,366 for Mr. Kemps. The actual number of unearned performance units that would become earned upon occurrence of the event is based on the achievement of the applicable performance goals as of the date of the event and the forecasted achievement for the remainder of the performance period, which can range from 0% to a maximum of 200% of the number currently held, which is the target number. Performance units are described in further detail in “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Long-Term Incentive Plan.”

(3)

The excise tax gross-up would be an additional payment in an amount equal to the excise tax imposed plus any federal, state and local income taxes and additional excise taxes attributable to such payment. The employment agreements with Quanta’s NEOs do not contain excise tax gross-up provisions. The cut-back would be the amount by which the severance payment is reduced, such that, after such reduction, no portion of the payments and benefits would be subject to the excise tax.

(4)

Mr. Brown resigned as Vice President and General Counsel of Quanta as of September 15, 2014. The table above reflects actual amounts paid to Mr. Brown in connection with the termination of his employment, effective as of September 15, 2014, as more particularly described in “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Executive Separation Matters.”

Name	Benefit	Successor Fails to Assume Agreement Upon a Change in Control (No Termination of Employment)	Termination by Quanta without Cause within 12 Months Following a Change in Control (4)	Termination by Executive for Good Reason Within 12 months Following a Change in Control (4)

James F. O’Neil III	Severance	$—	$8,244,000	$8,244,000
	Welfare Benefits(1)	—	45,336	45,336
	Equity Benefit(2)	9,035,487	9,035,487	9,035,487
	Gross-up/(Cut-back)(3)	—	—	—

	Total	$9,035,487	$17,324,823	$17,324,823

Earl C. (Duke) Austin, Jr.	Severance	$—	$6,402,000	$6,402,000
	Welfare Benefits(1)	—	45,336	45,336
	Equity Benefit(2)	3,755,031	3,755,031	3,755,031
	Gross-up/(Cut-back)(3)	—	—	—

	Total	$3,755,031	$10,202,367	$10,202,367

Derrick A. Jensen	Severance	$—	$4,134,000	$4,134,000
	Welfare Benefits(1)	—	45,336	45,336
	Equity Benefit(2)	2,474,983	2,474,983	2,474,983
	Gross-up/(Cut-back)(3)	—	—	—

	Total	$2,474,983	$6,654,319	$6,654,319

Jesse E. Morris	Severance	$—	$2,495,175	$2,495,175
	Welfare Benefits(1)	—	52,538	52,538
	Equity Benefit(2)	742,256	742,256	742,256
	Gross-up/(Cut-back)(3)	—	—	—

	Total	$742,256	$3,289,969	$3,289,969

Steven J. Kemps	Severance	$—	$2,565,000	$2,565,000
	Welfare Benefits(1)	—	52,538	52,538
	Equity Benefit(2)	593,720	593,720	593,720
	Gross-up/(Cut-back)(3)	—	—	—

	Total	$593,720	$3,211,258	$3,211,258

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Executive Compensation

(1)

Welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination. The insurance premium cost is based on the actual cost of premiums for 2015 and the estimated costs of premiums for 2016 and 2017.

(2)

The equity benefit represents (i) the value of the unvested awards of restricted stock and RSUs held by the NEO as of December 31, 2014 that would vest upon occurrence of the event and (ii) the value of unearned performance units held by the NEO as of December 31, 2014. As of December 31, 2014, the NEOs held the following unearned performance units: 55,345 for Mr. O’Neil; 18,934 for Mr. Austin; 14,565 for Mr. Jensen; 5,098 for Mr. Morris; and 6,366 for Mr. Kemps. The actual number of unearned performance units that would become earned upon occurrence of the event is based on the achievement of the applicable performance goals as of the date of the event and the forecasted achievement for the remainder of the performance period, which can range from 0% to a maximum of 200% of the number currently held, which is the target number. Performance units are described in further detail in “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Long-Term Incentive Plan.”

(3)

The excise tax gross-up would be an additional payment in an amount equal to the excise tax imposed plus any federal, state and local income taxes and additional excise taxes attributable to such payment. The employment agreements with Quanta’s NEOs do not contain excise tax gross-up provisions. The cut-back would be the amount by which the severance payment is reduced, such that, after such reduction, no portion of the payments and benefits would be subject to the excise tax.

(4)

With respect to termination by Quanta without cause within 12 months following a change in control, and with respect to termination by the executive for good reason within 12 months following a change in control, the equity benefit is triggered upon a change in control, and the remaining amounts are triggered upon termination of employment.

Equity Compensation Plan Information

The material features of our equity compensation plans are described in Note 12 to the consolidated financial statements included in Item 8 of Part II of Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The following table sets forth information as of December 31, 2014 with respect to our equity compensation plans, all of which have received stockholder approval.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,005,862	(1)	$14.53	(2)	7,922,846	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	2,005,862	(1)	$14.53		7,922,846	(3)

(1)

Includes (i) 63,274 shares issuable upon exercise of stock options that were assumed in connection with Quanta’s acquisition of InfraSource on August 30, 2007, (ii) 1,807,544 shares issuable in connection with unvested RSUs and vested RSUs the settlement of which has been deferred, and (iii) 135,044 shares issuable in connection with a target amount of unearned and unvested awards of performance units under the Company’s long-term incentive plan that will vest on December 31, 2016 based upon the satisfaction of 3-year company performance metrics as described further in “Compensation Discussion & Analysis – Executive Compensation Decisions for 2014 – Long-Term Incentive Plan.”

(2)	Excludes unvested RSUs, vested and deferred RSUs and performance units because those awards do not have exercise prices.

(3)

Includes (i) 225,658 shares of Common Stock issuable as of December 31, 2014 under the Stock Plan, which provides that the aggregate amount of Common Stock with respect to which stock options or restricted stock may be awarded may not exceed 4,000,000 shares, and (ii) 7,697,188 shares of Common Stock issuable as of December 31, 2014 under the Omnibus Plan, which provides that the aggregate amount of Common Stock with respect to which equity awards may be granted may not exceed 11,750,000 shares.

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Certain Transactions

Related Party Transactions

Transactions Involving Executive Officers and Directors

North Houston Pole Line, L.P. (“North Houston”), a wholly-owned subsidiary of Quanta, is a party to certain facility leases with Properties, Etc., a general partnership of which Earl C. (Duke) Austin, Jr., one of our executive officers, is a general partner and 50% owner. North Houston paid an aggregate of $378,889 to Properties, Etc. in rent expense for 2014 related to these leases. These leases have various terms through September 2016, and as of December 31, 2014, provided for aggregate remaining lease obligations of $650,738 through the conclusion of the lease terms. In addition, North Houston is a party to a facility lease with Mr. Austin and paid Mr. Austin $144,000 in rent expense for 2014 related to this lease. As of December 31, 2014, the aggregate remaining lease obligations under this lease were $233,419 through the conclusion of the lease term in August 2016. Further, North Houston is a party to a facility lease with Mr. Austin’s father and paid Mr. Austin’s father $180,000 in rent expense for 2014 related to this lease and incurred $85,523 in costs associated with necessary leasehold improvements during 2014. As of December 31, 2014, the aggregate remaining lease obligations under this lease were $291,774 through the conclusion of the lease term in August 2016. These leases relate primarily to facilities that were occupied by North Houston when Quanta acquired North Houston in 2001. We believe that the rental rates of these leases do not exceed fair market value.

Quanta employed Travis Grindstaff, the brother of Nicholas M. Grindstaff, one of our executive officers, during 2014. Quanta paid Travis Grindstaff an aggregate of $183,373 in salary, non-equity incentive bonus, health and welfare coverage and 401(k) plan matching contributions for 2014. In addition, during 2014, we granted 437 RSUs to Travis Grindstaff, with a grant date fair value of $15,496, vesting in three equal annual installments beginning in February 2015. The RSUs were granted on the same terms and conditions as RSUs granted to other U.S. employees in 2014.

Quanta employed David J. Ball, the son of James R. Ball, one of our directors, during 2014. Quanta paid David J. Ball an aggregate of $145,580 in salary, non-equity incentive bonus, health and welfare coverage and 401(k) plan matching contributions for 2014. In addition, during 2014, we granted 510 RSUs to David J. Ball, with a grant date fair value of $18,085, vesting in three equal annual installments beginning in February 2015. The RSUs were granted on the same terms and conditions as RSUs granted to other U.S. employees in 2014.

Transactions Involving Holder of Series F Preferred Stock

Valard Construction LP (“Valard”), a wholly-owned subsidiary of Quanta, and Valard Construction Ltd. (“Valard Ltd.”), an affiliate of Valard and also wholly-owned subsidiary of Quanta, are parties to certain facility leases with 964125 Alberta Ltd., a corporation controlled by the spouse of Victor Budzinski, holder in a trustee capacity of the single outstanding share of Quanta’s Series F Preferred Stock. Valard and Valard Ltd. paid an aggregate of $1,503,035 to 964125 Alberta Ltd. in rent expense for 2014 related to these leases. These leases have various terms through October 31, 2018, and as of December 31, 2014, provided for aggregate remaining lease obligations of $2,906,641 through the conclusion of the lease terms. These leases relate primarily to facilities that were occupied by Valard and Valard Ltd. when Quanta acquired Valard Ltd. in 2010. We believe that the rental rates of these leases do not exceed fair market value.

In addition, Valard Ltd. and Valard rent temporary camp housing facilities from 964125 Alberta Ltd. for certain crews working in remote areas at a specified rate per person per day plus the cost of moving and setting up the camps. Valard Ltd. and Valard paid an aggregate of $1,301,373 in camp rental to 964125 Alberta Ltd. during 2014. Valard occasionally secures from Bram Consulting Ltd., a corporation whose shares are held by one

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Certain Transactions

of Victor Budzinski’s siblings, certain supervisory services, consisting of a distribution construction foreman, at an hourly rate, and the lease of certain personal property, including a track-hoe, at a monthly rate, resulting in payments by Valard to Bram Consulting Ltd. during 2014 in the amount of $62,924.

During 2014, Valard also entered into two transactions with Westcan Tel Ltd. (“Westcan”), a Canadian company owned by the spouse of Victor Budzinski. Specifically, Valard purchased heavy equipment, vehicles and other related equipment from Westcan for $3,596,460 and entered into a subcontract arrangement pursuant to which Valard performed services for Westcan and received payments in the amount of $2,199,796. We believe that the purchase price for the equipment, vehicles and other related equipment did not exceed fair market value and that the subcontract arrangement was at market rates and conditions. We also believe that these transactions had a legitimate business purpose and were beneficial to Quanta.

Valard Construction 2008 Ltd. (“Valard 2008”), a wholly-owned subsidiary of Valard Ltd., employed Victor Budzinski during 2014 and paid him an aggregate of $925,047 in salary, bonus and health and welfare coverage in 2014. Valard 2008 also employed Adam Budzinski, the son of Victor Budzinski, and paid him an aggregate of $925,547 in salary, bonus, health and welfare coverage and retirement plan contributions in 2014. Valard employed Maureen Budzinski, the sister of Victor Budzinski, during 2014 and paid her an aggregate of $170,850 in salary, bonus, health and welfare coverage and retirement plan contributions in 2014. Sharp’s Construction Services 2006 Ltd., a wholly-owned subsidiary of Valard Ltd., employed Alexander Budzinski, the son of Victor Budzinski, during 2014 and paid him an aggregate of $128,199 in salary, bonus, health and welfare coverage and other compensation in 2014. In addition, during 2014, we granted (i) 2,572 RSUs to Victor Budzinski, with a grant date fair value of $91,203; (ii) 2,204 RSUs to Adam Budzinski, with a grant date fair value of $78,154; and (iii) 946 RSUs to Maureen Budzinski, with a grant date fair value of $31,227. Each of the awards vest in three equal annual installments beginning in February 2015. The RSUs were granted on the same terms and conditions as RSUs granted to other Canadian employees in 2014. The employment of Victor Budzinski, Adam Budzinski, Maureen Budzinski, Michael Budzinski and Alexander Budzinski predated Quanta’s acquisition of Valard and its affiliates in 2010.

All amounts associated with Valard and its affiliates, other than the grant date fair value of RSU awards, were paid in local (foreign) currency. The amounts reflected above represent the U.S. dollar equivalent of the aggregate amounts reportable during 2014, based on the spot exchange rate for such foreign currency to the U.S. Dollar on December 31, 2014, as reported by the Wall Street Journal.

Transactions Involving Holder of Series G Preferred Stock

Northstar Energy Services Inc. (“Northstar”), a wholly-owned subsidiary of Quanta, is party to a facility lease with Kehr Developments Inc., a corporation controlled by the Jay Gunnarson, beneficial holder of the single outstanding share of Quanta’s Series G Preferred Stock. Northstar paid $622,387 to Kehr Developments, Inc. in rental expense for 2014 related to the facility lease, and the lease has a term through January 2024. As of December 31, 2014, the remaining lease obligations were $5,826,863. Northstar is also party to a residential crew house lease with Jay Gunnarson. Northstar paid an aggregate of $31,866 to Jay Gunnarson in rental expense for 2014 related to the crew house lease, and the lease has a term through January 2016. As of December 31, 2014, the remaining lease obligations were $34,174. These leases relate to properties that were occupied by Northstar when Quanta acquired Northstar on January 14, 2014. We believe that the rental rates of these leases do not exceed fair market value.

All amounts associated with Northstar were paid in local (foreign) currency. The amounts reflected above represent the U.S. dollar equivalent of the amounts reportable during 2014, based on the spot exchange rate for such foreign currency to the U.S. Dollar on December 31, 2014, as reported by the Wall Street Journal.

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Certain Transactions

Review of Related Party Transactions

We have a written policy and procedures for the review, approval and ratification of transactions with related persons. Under our policy, related persons include, among others, our executive officers and other senior level employees, directors, principal stockholders, immediate family members of such persons and any other person that could significantly influence our policies. The transactions covered under our policy generally include any business transaction between Quanta and a related person, including, among others, the sale of inventory or supplies to or the purchase of inventory or supplies from a related person, and the supply of services to or receipt of services from a related person. Related party transactions involving an amount exceeding $120,000 and in which any of our directors, director nominees, executive officers, beneficial owners of greater than five percent (5%) of any class of our voting securities, or any immediate family members of the foregoing, respectively, may have an interest require the approval of the Audit Committee. In considering the approval of any related party transaction, a legitimate business case must be presented that includes the reasons that the transaction is beneficial to Quanta.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us. Based solely on our review of the copies of those forms furnished to us and written certifications from our directors and executive officers, we believe that, during 2014, all of our directors and executive officers were in compliance with the applicable filing requirements, except that one report for Jesse E. Morris covering one RSU award was filed two days late and one RSU award for Peter B. O’Brien was inadvertently omitted from a report and was subsequently reported on a Form 5 filed on February 17, 2015.

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Committee Reports

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to Quanta’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is furnished by the Compensation Committee of the Board of Directors.

Louis C. Golm, Chairman

Bernard Fried

Margaret B. Shannon

Pat Wood, III

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Committee Reports

AUDIT COMMITTEE REPORT

The Audit Committee is composed of four independent directors and operates under a formal written charter adopted by the Board of Directors.

As members of the Audit Committee, our primary purpose is to assist with the Board of Directors’ oversight of (1) the integrity of Quanta’s financial statements, (2) Quanta’s compliance with applicable legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of Quanta’s internal audit function and independent auditors. The Audit Committee is solely responsible for the appointment and compensation of Quanta’s independent registered public accounting firm. Management is responsible for Quanta’s financial reporting processes, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. Quanta’s independent registered public accounting firm is responsible for expressing an opinion as to whether the consolidated financial statements are free of material misstatements based on their audit. Our responsibility is to monitor and review these processes. In carrying out our role, we rely on Quanta’s management and independent registered public accounting firm.

We have reviewed and discussed Quanta’s audited consolidated financial statements with management. Management has confirmed to us that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

In addition, we have discussed with PricewaterhouseCoopers LLP, Quanta’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, as amended, issued by the Public Company Accounting Oversight Board.

We have received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with us concerning independence, and we have discussed with PricewaterhouseCoopers LLP its independence from Quanta.

Based on our review and discussions referred to above, we recommended to Quanta’s Board of Directors that Quanta’s audited consolidated financial statements be included in Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Bernard Fried, Chairman

James R. Ball

Vincent Foster

Worthing F. Jackman

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Independent Auditor

AUDIT FEES

The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee reviews and, as it deems appropriate, pre-approves the particular services to be provided by our independent registered public accounting firm and establishes specific budgets for each service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee must be informed promptly of the provision by our independent registered public accounting firm of each service that is pre-approved by the Audit Committee. In addition, the Audit Committee may periodically revise the list of pre-approved services and related fee levels, based on subsequent determinations. Any services expected to exceed pre-approved fee levels require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members.

The following table details the aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for fiscal years 2014 and 2013:

	2014	2013
Audit Fees(1)	$3,234,089	$2,449,557
Audit-Related Fees(2)	151,166	189,883
Tax Fees	20,000	10,000
All Other Fees(3)	19,893	2,867

Total	$3,425,148	$2,652,307

(1)

Represents fees for professional services rendered for the audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements, reviews of documents filed with the SEC, evaluation of the effectiveness of Quanta’s internal control over financial reporting, state licensing pre-qualification filings, and financial statement audits of certain of our subsidiaries, as well as out-of-pocket expenses incurred in the performance of audit services.

(2)

Represents fees for professional services rendered for other assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including fees for consultations as to the accounting treatment of specific transactions based on current and proposed accounting standards, fees related to financial, tax and Foreign Corrupt Practices Act due diligence work associated with potential acquisitions, and fees related to consultations in connection with Quanta’s correspondence with the SEC or other regulatory authorities, as well as out-of-pocket expenses incurred in the performance of audit-related services.

(3)	Represents fees for accounting research software tools.

The Audit Committee has reviewed the services performed by PricewaterhouseCoopers LLP and the related fees and has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining independence of PricewaterhouseCoopers LLP. During 2014, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were approved by the Audit Committee.

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Independent Auditor

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for the fiscal year ending December 31, 2015. PricewaterhouseCoopers LLP has served as Quanta’s independent public accounting firm since June 2002. We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Quanta and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be provided an opportunity to make a statement, if they choose, and to respond to appropriate questions.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a single class, present at the meeting in person or by proxy and entitled to vote on this proposal.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

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Advisory Vote to Approve

Executive Compensation

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board is committed to excellence in corporate governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, the Board is providing Quanta’s stockholders with an opportunity to provide an advisory vote to approve the compensation of Quanta’s NEOs, as described in “Compensation Discussion & Analysis” and “Executive Compensation” above, the compensation tables and the accompanying narrative disclosure, set forth in this proxy statement.

Based on the results of stockholder voting at the 2011 annual meeting, the Compensation Committee intends to seek stockholder guidance on executive compensation by conducting future advisory votes on executive compensation annually until the next stockholder advisory vote on the frequency of future advisory votes, which is scheduled to occur no later than the 2017 annual meeting. At the 2014 annual meeting of stockholders, over 98% of Quanta’s stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our proxy statement filed with the SEC on April 10, 2014.

The Compensation Committee establishes, recommends and governs the compensation and benefits policies and actions for the NEOs, as set forth under “Executive Compensation – 2014 Summary Compensation Table.” Additional information regarding the Compensation Committee and its role is described above in the “Compensation Discussion & Analysis” section of this proxy statement and the related tables and narrative disclosure.

Quanta’s compensation philosophy is designed to align our NEOs’ incentives with short-term and long-term stockholder value creation, to attract, motivate and retain the best possible executive officer talent by maintaining competitive compensation programs, to tie cash incentives to the achievement of measurable company, business unit and individual performance goals that are associated with strategies intended to differentiate Quanta from its peers, to tie stock incentives to the achievement of measurable company goals that are linked to our long-term strategic plans, and to promote an ownership culture. Consistent with our compensation philosophy, Quanta’s executive compensation program links a substantial portion of compensation to both individual and company performance, with a significant portion of target total direct compensation of NEOs each year being “at-risk” and, therefore, dependent upon performance against individual and company incentive targets. Moreover, equity-based awards provide an important role in our executive compensation program, providing alignment with stockholders, creating incentives for the increase of stockholder value and promoting an ownership culture. Finally, Quanta’s executive compensation program is designed to award superior performance and provide consequences for underperformance.

Overall, the Compensation Committee believes that the total compensation paid and awarded to Quanta’s NEOs in 2014 is reasonable and appropriate. Annual cash incentives were aligned with 2014 company performance and the NEOs’ achievement of individual performance objectives in 2014. Certain long-term equity incentives awarded to our NEOs during 2014 rewarded achievement of performance objectives and specific transactions in 2013. Other long-term equity incentives awarded to our NEOs under our new plan design either remain subject to further evaluation based on long-term company performance or are structured to promote retention.

For the reasons discussed above, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of Quanta’s named executive officers, as described pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Quanta’s proxy statement for the

2015 Proxy Statement	74

Advisory Vote to Approve

Executive Compensation

2015 Annual Meeting of Stockholders, including without limitation, the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, is hereby APPROVED.”

Advisory approval of the resolution on Quanta’s executive compensation requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a single class, present at the meeting in person or by proxy and entitled to vote on this proposal.

The results of this vote are not binding on the Board, whether or not the proposal is adopted by the aforementioned voting standard. While the resolution is non-binding, the Board values the opinions that stockholders express in their votes and in any additional dialogue. In evaluating the vote on this advisory resolution, the Board intends to consider the voting results in their entirety.

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

2015 Proxy Statement	75

Additional Information

Stockholder Proposals and Nominations of Directors for the 2016 Annual Meeting

Stockholders who desire to submit a proposal for inclusion in Quanta’s proxy materials for the 2016 annual meeting of stockholders may do so by complying with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in our proxy materials under Rule 14a-8, stockholder proposals must be received by Quanta’s Corporate Secretary at our principal executive offices no later than December 11, 2015. Stockholder proposals should be addressed to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056.

Under our bylaws, with respect to any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but instead is proposed to be presented directly at our 2016 annual meeting, and with respect to any stockholder nominees for director election, a stockholder’s notice must be received by our Corporate Secretary at the address of our principal executive offices set forth above not earlier than January 22, 2016 and not later than February 21, 2016 (unless the 2016 annual meeting date is before April 21 or after June 20 in which case we must receive such notice not earlier than the close of business 120 days before such annual meeting date and not later than the close of business on the later of 90 days before such annual meeting date and 10 days after we first publicly announce the date of such annual meeting). However, if the number of directors to be elected at the 2016 annual meeting of stockholders is increased and we do not publicly announce the nominee(s) for the new directorship(s) by February 11, 2016, a stockholder’s notice solely with respect to nominee(s) for the additional directorship(s) must be received by our Corporate Secretary not later than 10 days after we first publicly announce the increase in the number of directors. Any such stockholder proposal and director nomination must comply in all respects with the specific requirements included in our bylaws. Our bylaws are available on Quanta’s website at www.quantaservices.com under the heading “Investors & Media / Corporate Governance.” If a stockholder’s notice regarding a stockholder proposal or director nomination is received after the applicable deadline, our proxy materials for the 2016 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for our 2016 annual meeting of stockholders.

Other Matters

As of the date of this proxy statement, the Board does not know of any other matter that will be brought before the annual meeting. Pursuant to Quanta’s bylaws, additional matters may be brought only by or at the direction of the Board. However, if any other matter properly comes before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote on such matters as recommended by the Board or, if no recommendation is given, in accordance with their best judgment and discretion.

By Order of the Board of Directors,

Carolyn M. Campbell

Corporate Secretary

Houston, Texas

April 9, 2015

2015 Proxy Statement	76

ANNUAL MEETING OF STOCKHOLDERS OF

QUANTA SERVICES, INC.

May 21, 2015

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

i    Please Detach and Mail in the Envelope Provided    i

Important Notice Regarding the Availability

of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report to Stockholders is/are available at www.proxyvote.com.

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Derrick A. Jensen and Steven J. Kemps, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 21, 2015, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 9, 2015 and (2) in their discretion upon such other matters as may properly come before the meeting, including without limitation, to vote on the election of such substitute nominees as such proxies may select in the event any nominees named on this card become unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned (other than any proxy granted with respect to shares of Series F Preferred Stock or Series G Preferred Stock).

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT MAKE ANY VOTING SPECIFICATIONS, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1, AND “FOR” PROPOSAL NOS. 2 and 3.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

QUANTA SERVICES, INC.

May 21, 2015

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:				THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

	For	Against	Abstain		For	Against	Abstain
1. Election of Directors
				2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm	☐	☐	☐
James R. Ball	☐	☐	☐
J. Michal Conaway	☐	☐	☐
Vincent D. Foster	☐	☐	☐
Bernard Fried	☐	☐	☐	3. To approve, by non-binding advisory vote, Quanta’s executive compensation	☐	☐	☐
Louis C. Golm	☐	☐	☐
Worthing F. Jackman	☐	☐	☐
James F. O’Neil III	☐	☐	☐
Bruce Ranck	☐	☐	☐
Margaret B. Shannon	☐	☐	☐
Pat Wood, III	☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change / comments, mark here (see reverse for instructions)			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Derrick A. Jensen and Steven J. Kemps, and each of them, with full power of substitution to represent the undersigned and to vote the share of Series F Preferred Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 21, 2015, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed herein and as more particularly described in the Proxy Statement of the Company dated April 9, 2015 and (2) in their discretion upon such other matters as may properly come before the meeting, including without limitation, to vote on the election of such substitute nominees as such proxies may select in the event any nominees named on this card become unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned (other than any proxy granted with respect to shares of Common Stock) to the extent necessary to avoid casting a number of votes greater than the number of votes that the undersigned holder of the Series F Preferred Stock is entitled to cast.

THE SHARE OF SERIES F PREFERRED STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT MAKE ANY VOTING SPECIFICATIONS, SUCH SHARE WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on May 21, 2015:

The Notice, Proxy Statement and 2014 Annual Report to Stockholders are available at www.proxyvote.com.

SERIES F PREFERRED STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:				THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

	For	Against	Abstain		For	Against	Abstain
1. Election of Directors
Nominees:				2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm	☐	☐	☐
James R. Ball	☐	☐	☐
J. Michal Conaway	☐	☐	☐
Vincent D. Foster	☐	☐	☐
Bernard Fried	☐	☐	☐	3. To approve, by non-binding advisory vote, Quanta’s executive compensation	☐	☐	☐
Louis C. Golm	☐	☐	☐
Worthing F. Jackman	☐	☐	☐
James F. O’Neil III	☐	☐	☐
Bruce Ranck	☐	☐	☐
Margaret B. Shannon	☐	☐	☐
Pat Wood, III	☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature	Date	Capacity	Number of Votes to be Cast as indicated herein

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Derrick A. Jensen and Steven J. Kemps, and each of them, with full power of substitution to represent the undersigned and to vote the share of Series G Preferred Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 21, 2015, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed herein and as more particularly described in the Proxy Statement of the Company dated April 9, 2015 and (2) in their discretion upon such other matters as may properly come before the meeting, including without limitation, to vote on the election of such substitute nominees as such proxies may select in the event any nominees named on this card become unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned (other than any proxy granted with respect to shares of Common Stock) to the extent necessary to avoid casting a number of votes greater than the number of votes that the undersigned holder of the Series G Preferred Stock is entitled to cast.

THE SHARE OF SERIES G PREFERRED STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT MAKE ANY VOTING SPECIFICATIONS, SUCH SHARE WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on May 21, 2015:

The Notice, Proxy Statement and 2014 Annual Report to Stockholders are available at www.proxyvote.com.

SERIES G PREFERRED STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:				THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

	For	Against	Abstain		For	Against	Abstain
1. Election of Directors
Nominees:				2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm	☐	☐	☐
James R. Ball	☐	☐	☐
J. Michal Conaway	☐	☐	☐
Vincent D. Foster	☐	☐	☐
Bernard Fried	☐	☐	☐	3. To approve, by non-binding advisory vote, Quanta’s executive compensation	☐	☐	☐
Louis C. Golm	☐	☐	☐
Worthing F. Jackman	☐	☐	☐
James F. O’Neil III	☐	☐	☐
Bruce Ranck	☐	☐	☐
Margaret B. Shannon	☐	☐	☐
Pat Wood, III	☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature	Date	Capacity	Number of Votes to be Cast as indicated herein

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.